Exhibit 3.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANTERO RESOURCES LLC

a Delaware Limited Liability Company

Dated as of December 1, 2010

i

EXHIBITS:

Exhibit A:	Member Information

Exhibit B:	Representations and Warranties

Exhibit C:	Form of Joinder Agreement

Exhibit D:	Vesting Schedule

SCHEDULES:

Schedule 6.1:	Specified Distribution Thresholds

Schedule 6.2:	Invested Capital Balances

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ANTERO RESOURCES LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of December 1, 2010, is adopted, executed and agreed to, for good and valuable consideration, by Warburg, the Yorktown Parties, the Trilantic Parties, Antero Employee Holdings, the Bluestone Investor Parties and each of the parties listed on Exhibit A attached hereto who are Members as of the date hereof, and the persons who at any time become Members of the Company or parties hereto as provided herein. In consideration of the mutual covenants and agreements contained herein, the Members do hereby agree as follows:

ARTICLE I.
FORMATION

Section 1.1             Formation. The Company has been formed as a Delaware limited liability company by the filing of the Certificate of Formation (the “Certificate”) in the office of the Secretary of State of the State of Delaware under and pursuant to the Act. The Members hereby agree that during the term of the Company, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and provisions of this Agreement and the Act (except where the Act provides that such rights and obligations specified in the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights and obligations are set forth in this Agreement). Notwithstanding anything herein to the contrary, §18-210 of the Act (entitled “Contractual appraisal rights”) shall not apply or be incorporated into this Agreement.

Section 1.2             Name. The name of the Company is “Antero Resources LLC”. The business of the Company shall be conducted in the name of the Company. If the applicable law of a jurisdiction where the Company does business requires the Company to do business under a different name, the Board of Directors shall choose another name to do business in such jurisdiction. In such a case, the business of the Company in such jurisdiction may be conducted under such other name or names as the Board of Directors may select.

Section 1.3             Purpose. The Company has been formed for the purpose of holding the outstanding securities of the Antero Subsidiaries and such other Subsidiaries as may hereafter be acquired or formed, and will not directly or indirectly engage in any trade or business within the meaning of Section 864(b) of the Internal Revenue Code; provided, however, the Company may engage in transactions that cause the Company to have effectively connected income as a result of the application of section 897 of the Internal Revenue Code in connection with any Antero Subsidiary Disposition.  The Company shall provide written notice to each of the Investor Members not less than 10 Business Days prior to the occurrence of any event or transaction that would cause the Company to have effectively connected income as a result of the application of section 897 of the Internal Revenue Code.

Section 1.4             Registered Office and Registered Agent; Principal Place of Business.

(a)           The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board of Directors may designate from time to time.

(b)           The principal place of business of the Company shall be 1625 17th Street, Denver, Colorado 80202, or at such other location as designated by the Board of Directors.

Section 1.5             Foreign Qualification. Prior to the Company conducting business in any jurisdiction other than Delaware, the Company shall comply, to the extent procedures are reasonably available, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the Board of Directors or an authorized officer of the Company, each Member agrees to execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 1.6             Term. The Company commenced on the date the Certificate was filed with the Secretary of State of Delaware and shall continue in existence until it is dissolved and terminated in accordance with the terms hereof.

Section 1.7             Transaction Costs. The Company or an Antero Subsidiary shall promptly pay or reimburse the Members and their respective Affiliates, to the extent such costs have been incurred, for all reasonable, third-party out of pocket costs and expenses incurred by them in connection with the formation of the Company, the negotiation, preparation and execution of this Agreement, and the consummation of the transactions hereunder, including the reasonable fees and expenses of legal counsel of the Members and any of their respective Affiliates in connection therewith.

ARTICLE II.
DEFINITIONS AND REFERENCES

Section 2.1             Definitions. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 2.1 or in the Sections or other subdivisions referred to below:

“Act” means the Delaware Limited Liability Company Act or any successor statute, as amended from time to time.

“Adjusted Capital Account” means the Capital Account maintained for each Member as provided in Section 7.3, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Member, if any, and (ii) an amount equal to the amount such Member is deemed obligated to restore under the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5) as computed on the last day of such fiscal year in accordance with the applicable Treasury Regulations, and (b) decreased by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6).

“Affiliate” means, when used with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such person. For the purposes of this definition, the terms “controlling”, “controlled by”, or “under common control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person. Without limiting the foregoing, when used with respect to any Management Member, an “Affiliate” shall be deemed to specifically include (a) each of the Management Members, (b) any Relative of a Management Member or (c) any trust or other entity established for or owned by any of the persons described in clause (a) or clause (b) immediately preceding.

“Agreement” means this Agreement, as hereafter amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Allocation Year” means (a) the period commencing on the Effective Date and ending on December 31, 2009, (b) any subsequent 12-month period commencing on January 1, and ending on December 31, or (c) any portion of the periods described in clauses (a) or (b) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction under Article VI or (d) the period commencing on the immediately preceding January 1, and ending on the date on which all property and assets of the Company are distributed to the Members under Article IX; provided, however, if such period is not permissible for tax purposes, the Tax Matters Member shall select another period that is permissible for tax purposes

“Antero Appalachian” means Antero Resources Appalachian Corporation, a Delaware corporation.

“Antero Midstream” means Antero Resources Midstream Corporation, a Delaware corporation.

“Antero Piceance” means Antero Resources Piceance Corporation, a Delaware corporation.

“Antero Pipeline” means Antero Resources Pipeline Corporation, a Delaware corporation.

“Antero Resources” means Antero Resources Corporation, a Delaware corporation.

“Antero Subsidiary” means each of Antero Appalachian, Antero Midstream, Antero Piceance, Antero Pipeline and Antero Resources and any other Subsidiary so designated by the Board of Directors; and “Antero Subsidiaries” means each of the foregoing persons collectively.

“Antero Subsidiary Disposition” means, the direct or indirect Disposition, in a transaction effected on an arms’ length basis, of the outstanding Equity Interests or all or substantially all of the assets of an Antero Subsidiary, whether in one or a series of transactions or by merger, combination, sale or similar transaction to any person other than the Company or any of its other Subsidiaries.

“Approved Annual Budget” has the meaning set forth in Section 7.1(b)(v).

“Approved Sale” has the meaning set forth in Section 8.8(a).

“Asset Disposition” means the direct or indirect Disposition or abandonment of any of the properties or other assets of the Company, any Subsidiary or any interest in such properties, Subsidiary or other assets (exclusive of properties, materials, supplies, equipment or other items of personal property disposed of in the ordinary course of business or are not otherwise material to the business of the Company and its Subsidiaries, taken as a whole).

“Audit Committee” has the meaning set forth in Section 4.2(d).

“Available Units” has the meaning set forth in Section 8.14(a).

“Blocker Corporation” has the meaning set forth in Section 8.13(b).

“Bluestone Investor Parties” means Hall Drilling, LLC, a Delaware limited liability company, Hall & Ross Energy Partners, A West Virginia general partnership, Samuel B. Ross, II, Samuel B. Ross, III, Spencer B. Ross, Michael T. Hall, Gregory R. Barton, James M. Sutton, as Trustee of the Spencer B. Ross Trust, James M. Sutton as Trustee of the Tres Ross Trust, Charlene W. Crooks, William E. Hamb, as Trustee of the William E. Hamb 2007 Revocable Trust, Terry A. Hall, John A. Brunett, Glen Arden Associates, a Pennsylvania limited partnership, Crystal Roberts, L.L.C., a West Virginia limited liability company, Charles E. Roberts and John Kevin Ellis.

“Bluestone Contribution Agreement” means that certain Contribution Agreement dated December 1, 2010 by and among the Company, Antero Resources Appalachian Corporation and Antero Resources Bluestone LLC and the Sellers named therein.

“Board of Directors” means the Board of Directors of the Company.

“Board Observer” has the meaning set forth in Section 4.2(c).

“Bonus Recipient” means any employee of the Company or any of its Subsidiaries that has received a distribution from the Transaction Bonus Pool pursuant to clause First in Section 6.1(b).

“Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in the States of Colorado or New York are authorized or required to be closed for business.

“Business Opportunity” has the meaning set forth in Section 4.13.

“Capital Account” has the meaning set forth in Section 7.3(a).

“Capital Contribution” means, with respect to any Member, the aggregate amount that such Member has contributed or is deemed to have contributed to the Company in accordance with the provisions of this Agreement.

“Capital Contribution Percentage” means with respect to a Member a fraction the numerator of which is such Member’s Capital Contribution and the denominator of which is the aggregate Capital Contribution of all of the Members.

“Cause” shall mean, with respect to an employee’s employment with a Subsidiary of the Company, discharge by all of the Subsidiaries of the Company that employ such employee, provided that, with respect to one or more of such Subsidiaries, such discharge shall be on the following grounds:

(i)            An employee’s gross negligence or willful misconduct in the performance of his or her duties;

(ii)           An employee’s conviction of a felony or other crime involving theft, fraud or embezzlement or any other crime involving dishonesty or moral turpitude which is materially detrimental to the business or affairs of the Company or any of its Subsidiaries;

(iii)          An employee’s willful refusal, after fifteen (15) days’ written notice from the board of directors of such Subsidiary, to perform the material lawful duties or responsibilities required of him or her;

(iv)          An employee’s willful and material breach of any corporate policy or code of conduct established by the Company or any of its Subsidiaries; or

(v)           An employee’s willfully engaging in conduct that materially damages the integrity, reputation, or financial viability of the Company or its Affiliates; provided, that no conduct on such employee’s part shall be considered “Cause” if done or omitted to be done by such employee in good faith and in the reasonable belief that such act or failure to act was in the best interest of the Company or a Subsidiary or in furtherance of such employee’s duties of employment.

“Certificate” has the meaning set forth in Section 1.1.

“Change of Control” means, the occurrence in one transaction or a series of related transactions of any of the following: (a) a Disposition of Membership Interests, merger or similar transaction involving the Company in which the holders of record and beneficial owners of the Membership Interests immediately prior to such Disposition, merger or similar transaction do not, immediately after such transaction, own Membership Interests representing a majority of the outstanding voting power (based on the right to directly or indirectly (through a parent company or otherwise) elect directors or managers) of the Company or the surviving entity, (b) the Disposition, directly or indirectly, of all or substantially all of the assets of the Company, or (c) a consolidation, recapitalization, reorganization or any other form of reorganization in which outstanding Membership Interests are exchanged for or converted into cash, securities of another corporation or business organization (including the surviving entity of a merger), or other property in which the holders of record and beneficial holders of Membership Interests immediately prior to such consolidation, recapitalization or reorganization do not, immediately after such consolidation, recapitalization or reorganization, own Membership Interests representing a majority of the outstanding voting power (based on the right to directly or indirectly (through a parent company or otherwise) elect directors or managers) of the Company, except, in the case of clauses (a), (b) or (c), as the result of any public offering of Membership Interests and unless, in the case of clauses (a), (b) or (c), it shall have been determined by Required Member Approval that such transaction shall not constitute a Change of Control.  For purposes of the provisions of this Agreement that refer to a “Change of Control” of a person other than the Company, each reference to the “Company” in this definition of Change of Control shall be deemed a reference to such other person.

“Class A-1 Units” has the meaning set forth in Section 3.2(a).

“Class A-2 Profits Units” has the meaning set forth in Section 3.2(a).

“Class A-3 Units” has the meaning set forth in Section 3.2(a).

“Class A-4 Profits Units” has the meaning set forth in Section 3.2(a).

“Class B-1 Units” has the meaning set forth in Section 3.2(a).

“Class B-2 Profits Units” has the meaning set forth in Section 3.2(a).

“Class B-3 Units” has the meaning set forth in Section 3.2(a).

“Class B-3 Profits Units” has the meaning set forth in Section 3.2(a).

“Class B-4 Profits Units” has the meaning set forth in Section 3.2(a).

“Class B-5 Units” has the meaning set forth in Section 3.2(a).

“Class B-5 Profits Units” has the meaning set forth in Section 3.2(a).

“Class B-6 Units” has the meaning set forth in Section 3.2(a).

“Class I Election Notice” has the meaning set forth in Section 8.6(a).

“Class I-1 Units” has the meaning set forth in Section 3.2(a).

“Class I-2 Units” has the meaning set forth in Section 3.2(a).

“Class I-3 Units” has the meaning set forth in Section 3.2(a).

“Class I-4 Units” has the meaning set forth in Section 3.2(a).

“Class I-5 Units” has the meaning set forth in Section 3.2(a).

“Class I-4 Member” and “Class I-4 Members” means a Member or Members in its or their capacity as a holder of record of Class I-4 Units.

“Class I-4 Purchase Price” means $15, as it may be adjusted from time to time pursuant to Section 3.3.

“Class I-5 Member” and “Class I-5 Members” means a Member or Members in its or their capacity as a holder of record of Class I-5 Units.

“Class I-5 Purchase Price” means $25.43.

“Class I Units” refers, collectively, or sometimes individually, to the Class I-1 Units, the Class I-2 Units, the Class I-3 Units, the Class I-4 Units and the Class I-5 Units.

“Company” means Antero Resources LLC, the Delaware limited liability company governed by this Agreement.

“Company Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d) with respect to “partnership minimum gain”.

“Company Nonrecourse Liabilities” means nonrecourse liabilities (or portions thereof) of the Company for which no Member bears any economic risk of loss.

“Compensation Committee” has the meaning set forth in Section 4.2(d).

“Covered Person” means (i) any Member and any Affiliate of such Member, (ii) any officer, employee, director, member, partner or agent of a Member or its Affiliates, (iii) any officer of the Company, (iv) any member of the Board of Directors, and (v) any other person who serves at the request of the Company as an officer, director, partner, employee or agent of any other person.

“Current Market Price” at any date shall mean, the average of the daily closing prices of such Marketable Securities for the 30 consecutive trading days ending three trading days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 33 trading-day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which such Marketable Securities are listed or admitted trading.

“Depreciation” means an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset.  Except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any accounting period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis, provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Director” and “Directors” has the meanings set forth in Section 4.2(a).

Disability” shall mean a Management Member (or, in the case of either of the Management LLCs, Rady or Warren, as applicable) becoming incapacitated by accident, sickness or other circumstance which renders him or her mentally or physically incapable of performing his or her duties with Resources or any of its Subsidiaries on a full-time basis for a period of at least one hundred twenty (120) days during any twelve (12)-month period.

“Dispose” (including the correlative terms “Disposed” and “Disposition”) means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, which shall include the sale, assignment, transfer, conveyance, gift, pledge, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law of stock, limited liability company interests, partnership interest, or other Equity Interests in or from a person who holds of record Membership Interests or securities of the Company.

“Drag Along Transaction” means (a) any Disposition, consolidation, merger or other business combination involving the Company in which Membership Interests are exchanged or converted into cash, securities of another corporation or business organization or other property, (b) the Disposition of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the proceeds of such Disposition, or (c) the Disposition by all the Members of all their Membership Interests.

“Effective Date” means November 3, 2009.

“Electing Investor Member” has the meaning set forth in Section 8.5(c).

“Electing Management Member” has the meaning set forth in Section 8.5(b).

“Employee” means a holder of Equity Interests of Employee Holdings or any Management Member.

“Employee Bonus Advance Amount” means with respect to any particular Employee of the Company or any of its Subsidiaries and as of immediately preceding any distribution pursuant to Section 6.1 (including each cycle of redistribution pursuant to Section 6.1(f)) or any Repurchase Date, (i) the cumulative amount of all payments made by the Company to a Subsidiary pursuant to clause First of Section 6.1(b) that have been, in turn, paid to such Employee in the current year and all prior years, minus (ii) the cumulative amount of all previous Employee Distribution Hypothetical Amounts of such Employee that had been redirected pursuant to Section 6.1(f); provided, however, that the Employee Bonus Advance Amount shall never be less than $0.

“Employee Distribution Hypothetical Amount” means the hypothetical amount that would otherwise be distributed to an Employee with respect to a specific distribution pursuant to this Agreement and the Employee Holdings LLC Agreement as if no amount had been redirected pursuant to Section 6.1 and as if such amount had not been credited and reduced pursuant to Section 6.1(f) of this Agreement and Section 6.3(b)(viii) of the Employee Holdings LLC Agreement.

“Employee Holdings” means Antero Resources Employee Holdings LLC, a Delaware limited liability company.

“Employee Holdings LLC Agreement” means that certain Limited Liability Company Agreement of Employees Holdings as in effect on the date hereof or as may be amended, restated, supplemented or otherwise modified in accordance with the provisions hereof.

“Employee Redirected Amount” has the meaning set forth in Section 6.3(f).

“Equity Interests” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent membership, partnership or other ownership interests in a person (other than a corporation) and any and all Equity Interest Equivalents.

“Equity Interest Equivalents” means, with respect to any person, without duplication with any other Equity Interests or Equity Interest Equivalents, any and all rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interests or securities convertible or exchangeable into any Equity Interests, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor statute thereto.

“Excluded Securities” has the meaning set forth in Section 3.4(d).

“Fair Market Value” means, with respect to any property or asset, the fair market value of such property or asset as reasonably determined by the unanimous resolution of all Directors of the Board of Directors; provided that if the Board of Directors does not or is unable to make such a determination of fair market value, such determination of fair market value shall be made by an investment banking firm of recognized national standing selected by a majority of the Directors of the Board of Directors, and such firm shall be engaged and paid by the Company.

“GAAP” means generally accepted accounting principles and practices in the United States, consistently applied, which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                  The initial Gross Asset Value of any asset (including any equity interest) contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution as reasonably determined by the Board;

(b)                                 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Internal Revenue Code Section 7701(g) into account on the date determined), as determined by the Board as of the following times: (i) the acquisition of an additional Membership Interest by any new or existing Member in exchange for a Capital Contribution or services, neither of which is de minimis; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; (iii) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided that any or all adjustments described in clauses (i), (ii) and (iii) of this paragraph shall be made only if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)                                  The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Internal Revenue Code Section 7701(g) into account) of such asset on the date of distribution as reasonably determined by the Board;

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets under Internal Revenue Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted under this subparagraph (d) to the extent that an adjustment under subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment under this subparagraph (d);

(e)                                  The Gross Asset Value of an asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses; and

(f)                                    The Gross Asset Value of Company assets shall be adjusted at such other times as required in the applicable Treasury Regulations.

“Guarantee Obligation” means, as to any person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another person (including any bank under any letter of credit), if to induce the creation of such obligation of such other person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Hedging Transactions” means any commodity hedging transaction pertaining to oil, gas and related hydrocarbons and minerals, whether in the form of a swap agreement, option to acquire or dispose of a futures contract, whether on an organized commodities exchange or otherwise, or similar type of financial transaction.

“Historical Investment” means, (a) with respect to Antero Appalachian, $400,000,000, (b) with respect to Antero Midstream, $34,000,000, (c) with respect to Antero Piceance, $342,000,000, (d) with respect to Antero Pipeline, $4,000,000, and (e) with respect to Antero Resources, $488,000,000.

“Incentive Units” has the meaning set forth in Section 3.2(c).

“Inclusion Notice” has the meaning set forth in Section 8.7(b).

“Inclusion Right” has the meaning set forth in Section 8.7(c).

“Indebtedness” means, with respect to any person at any date, without duplication, all (a) indebtedness of such person for borrowed money; (b) obligations of such person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such person’s business); (c) obligations of such person evidenced by notes, bonds, debentures or other similar instruments; (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) capital lease obligations of such person; (f) obligations of such person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities; (g) obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such person; (h) Guarantee Obligations of such person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such person, whether or not such person has assumed or become liable for the payment of such obligation and (j) obligations (netted, to the extent provided for therein) of such person in respect of Hedging Transactions.

“Independent Auditors” means KPMG LLP or such other nationally recognized independent auditing firm as may be acceptable by the Board of Directors.

“Independent Director” has the meaning set forth in Section 4.2(b)(v).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

“Invested Capital Balance” has the meaning set forth in Section 6.2(a).

“Investor Election Notice” has the meaning set forth in Section 8.5(c).

“Investor Directors” has the meaning set forth in Section 4.2(b).

“Investor Member Related Parties” has the meaning set forth in Section 4.12.

“Investor Members” means Warburg, the Yorktown Parties, the Trilantic Parties, the Bluestone Investor Parties and such other Members designated as such on Exhibit A as amended and updated from time to time as provided for herein, and including the respective Permitted Transferees of any such Members.

“Investor Units” refers collectively, or sometimes individually, to Class I-1 Units, the Class I-2 Units, the Class I-4 Units and the Class I-5 Units.

“Involuntary Transfer” means the Disposition by a Management Member resulting from (a) bankruptcy proceedings involving such Management Member, (b) the entry of a divorce decree directly involving such Management Member, (c) the execution of either a judgment or a foreclosure by a court of law against such Management Member, (d) any other event (excluding death) that forces such Management Member to Dispose of any of its Membership Interests to a third party, including events occurring by operation of law or (e) a Change of Control of such Management Member.

“Involuntary Transfer Notice” has the meaning set forth in Section 8.9.

“IPO Issuer” means the Company or a successor to the Company that is an Affiliate of the Company or a Subsidiary of the Company or any of the Company’s Affiliates and which will be the issuer in a Qualified IPO.

“IPO Securities” has the meaning set forth in Section 8.13(a).

“Joinder Agreement” has the meaning set forth in Section 8.2(c).

“Lien” means any of the following: mortgage, lien (statutory or other), other security agreement, arrangement or interest, hypothecation, pledge or other deposit arrangement, assignment, charge, levy, executory seizure, attachment, garnishment, encumbrance (including any easement, exception, reservation or limitation, right of way, and the like), conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction, preemptive or similar right, the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction, restriction on Dispositions, or any option, equity, claim or right of or obligation to any other person of whatever kind and character; provided, however, that the term “Lien” shall not include any of the foregoing to the extent created by this Agreement.

“Liquidation Event” means the occurrence of any of (a) a liquidation, dissolution, or winding up of the Company or (b) an event constituting a Change of Control.

“Management Election Notice” has the meaning set forth in Section 8.5(b).

“Management LLCs” means the Rady LLC and the Warren LLC.

“Management Members” means the Members designated as such on Exhibit A as amended and updated from time to time as provided for herein and shall include Permitted Transferees of any such Members.

“Management Directors” has the meaning set forth in Section 4.2(b)(i).

“Management Units” means the Class A-1 Units, Class A-3 Units, Class B-1 Units, Class B-3 Units and Class B-5 Units.

“Marketable Securities” means freely tradable common stock (with no restrictions on disposition under applicable law or contract) approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq Stock Market of a corporation with a market value of its outstanding Equity Interests owned by non-Affiliates in excess of $50,000,000.

“Member” means any person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any person who has ceased to be a Member.

“Member Nonrecourse Debt” means has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4) with respect to “partner nonrecourse debt”.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, as determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interest” means the interest of a Member in the Company, including any and all Units, and other Equity Interests in the Company, the right of such Member to receive distributions (liquidating or otherwise), to be allocated income, gain, loss, deduction, credit, or similar items, to receive information, and to grant consents or approvals; provided, however, that such term shall not include any management rights held by a Member solely in its capacity as a Member.

“New Equity Value” has the meaning set forth in Section 3.3(a).

“Non-Executive Managers” has the meaning set forth in Section 6.1(b).

“Non-Included Tag Offeree” has the meaning set forth in Section 8.7(e).

“Nonrecourse Deduction” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Note” has the meaning set forth in Section 8.4(a).

“Notice of Right of First Refusal” has the meaning set forth in Section 8.4(a).

“Offer Price” has the meaning set forth in Section 8.4(a).

“Offered Management Units” means any Offered Units consisting of Management Units.

“Offered Class I Units” means any Offered Units consisting of Class I Units.

“Offered Securities” has the meaning set forth in Section 3.4(a).

“Offered Units” has the meaning set forth in Section 8.4(a).

“Offeree” has the meaning set forth in Section 3.4(b).

“Offeror Member” has the meaning set forth in Section 8.4(a).

“Other Investments” has the meaning set forth in Section 4.12(a)(i).

“Other Class I Members” has the meaning set forth in Section 8.6(a).

“Original Cost” means, with respect to a particular Unit, the cash amount originally paid to an Antero Subsidiary to purchase a share of capital stock of such entity, which share was contributed to the Company by a Management Member in exchange for such Unit, or, if no cash amount was originally paid to such Antero Subsidiary to purchase such share, then the “Original Cost” with respect to such Unit shall be $0.

“Permitted Transfer” means the Disposition by any Member or any of its Permitted Transferees of any or all of its Membership Interests, related management rights, and rights to be a Member hereunder to one or more Permitted Transferees made in compliance with Section 8.1, Section 8.2 and Section 8.3.

“Permitted Transferee” means (a) with respect to any Member, the spouse of such Member; (b) with respect to any Management Member, a trust, partnership, corporation, limited liability company or other similar entity the sole beneficiary of which is such Management Member or any Relative of such Management Member; provided that (i) such Permitted Transferee shall not be entitled to make any further Dispositions except for Dispositions of such Membership Interests back to such original transferor Management Member or, in the case of a Permitted Transferee who received Membership Interests directly from the Rady LLC or the Warren LLC, to another Permitted Transferee of the Rady LLC or the Warren LLC, as the case may be, (ii) such Membership Interests shall be deemed to continue to be owned by such original transferor Management Member for all purposes of this Agreement and (iii) such Permitted Transferee shall have agreed to comply with the provisions of this Agreement as if such Units were owned by such Management Member; (c) with respect to any Trilantic Party, to any other Trilantic Party; (d) with respect to any Yorktown Party, to any other Yorktown Party; (e) with respect to any Bluestone Investor Party, to any other Bluestone Investor Party; and (f) with respect to any Investor Member, the direct or indirect partners, members or other Affiliate of such Investor Member; provided, that any such person may not, directly or indirectly, compete with the Company or any of its Subsidiaries in any material manner or engage in any aspect of the oil and gas exploration and production or gas gathering and processing industries other than (A) owning Membership Interests or providing services to (whether as an employee, consultant or otherwise) the Company, any of its Subsidiaries or any of their respective Affiliates, or (B) providing financing to or investing in any person or business within such industry.  For purposes of clauses (a) and (b) above, any reference to “Member” shall be deemed to be a reference to Rady, in the case of the Rady LLC, and Warren, in the case of the Warren LLC. For purposes of clause (e) above, no transferee of an Investor Member (1) shall be deemed to be competing, directly or indirectly, with the Company or its Subsidiaries as the result of its ownership, directly or indirectly, of Equity Interests or other securities in portfolio companies that compete with the Company and its Subsidiaries or engage in any aspect of the oil and gas exploration and production or gas gathering and processing industries; (2) shall be prohibited from engaging in their ordinary brokerage, asset management, investment banking, capital markets, research and arbitrage activities, if any, involving competitors of the Company and securities of competitors of the Company; (3) shall not be prohibited from receiving fees for ordinary course services that consist of stock or other Equity Interests of competitors of the Company or (4) constituting a fund or other investment vehicle formed for investment purposes which is controlled by or under common control with such Investor Member shall be deemed a competitor of the Company or its Subsidiaries for purposes of this definition.

“person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

“Personal Representative” means the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to disability, or any successor or assignee thereof whether by operation of law or otherwise.

“Preemptive Offer” has the meaning set forth in Section 3.4(a).

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 3.4(b).

“Preemptive Offer Period” has the meaning set forth in Section 3.4(a).

“Pre-IPO Value” means the product of (a) the quotient obtained by dividing (i) the proceeds expected to be received by the Company from a Qualified IPO (less the reasonably estimated expenses of such Qualified IPO to the IPO Issuer) by (ii) a fraction (expressed as a percentage), the numerator of which is the number of Publicly Offered Securities to be sold to the public in the Qualified IPO and the denominator of which is the total number of securities of the same class or series as the Publicly Offered Securities (including the Publicly Offered

Securities) that will be outstanding immediately after the Qualified IPO and (b) the difference between 100% and the percentage described in clause (a)(ii) of this definition.

“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Internal Revenue Code Section 703(a) (for purposes of such determination, all items of income, gain, loss or deduction required to be stated separately under Internal Revenue Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Internal Revenue Code Section 705(a)(2)(B) or treated as Internal Revenue Code Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses under this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)           If the Gross Asset Value of any Company asset is adjusted as provided in this Agreement, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)           Gain or loss resulting from any Disposition of property or assets of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property or assets Disposed of, notwithstanding that the adjusted tax basis of such property or assets differs from its Gross Asset Value;

(e)           In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

(f)            To the extent an adjustment to the adjusted tax basis of any Company asset under Internal Revenue Code Section 734(b) is required, under Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the Disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)           Notwithstanding any other provision of this definition, any items which are specially allocated under Section 6.7 shall not be taken into account in computing Profits or Losses.

“Proportionate Percentage” means, with respect to any Member, a fraction, expressed as a percentage, the numerator of which is the number of Units (excluding Incentive Units) held by such Member and the denominator of which is (a) in a situation where the Proportionate Percentage is being calculated with respect to all Members, the total number of Units (excluding Incentive Units) held by all Members at the time in question and (b) in a situation where the Proportionate Percentage is being calculated with respect to a particular group of Members, the total number of Units (excluding Incentive Units) held by such group.

“Publicly Offered Securities” has the meaning set forth in Section 8.13(a).

“Purchase Price” has the meaning set forth in Section 8.14(c).

“Qualified IPO” means the offering and sale of Membership Interests or IPO Securities in a firm commitment underwritten public offering registered under the Securities Act that results in (a) aggregate cash proceeds to the Company of not less than $50,000,000 (without deducting underwriting discounts, expenses, and commissions) and (b) the listing of such Membership Interests or IPO Securities on the New York Stock Exchange, the NYSE Euronext or admitted to trading and quoted on the Nasdaq Stock Market.

“Qualified Merger” means a merger of the Company with another person that is a Qualified Public Company, or a subsidiary of a Qualified Public Company, in which the consideration received for Class I-1 Units, Class I-2 Units, Class I-3 Units, Class I-4 Units and Class I-5 Units pursuant to the merger consists of cash and/or the Marketable Securities of such Qualified Public Company.

“Qualified Public Company” means a person whose Equity Interests are (a) authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq Stock Market and (b) the market value of which is owned by non-Affiliates of such person is in excess of $50,000,000.

“Rady” means Paul M. Rady, an individual.

“Rady LLC” means Salisbury Investment Holdings, LLC, a Delaware limited liability company controlled by Rady.

“Reduced Fair Market Value” has the meaning set forth in Section 8.14(c).

“Refusal Notice Date” has the meaning set forth in Section 8.4(b).

“Refused Securities” has the meaning set forth in Section 3.4(c).

“Regulatory Allocations” has the meaning set forth in Section 6.7(e).

“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any direct descendent, parent, grandparent, great grandparent or sibling (in each case, whether by blood or adoption) of such individual or such individual’s spouse, and (c) any spouse of a person described in clause (b) of this sentence.

“Repurchase Date” has the meaning set forth in Section 8.14(c).

“Repurchase Notice” has the meaning set forth in Section 8.14(b).

“Required Board Approval” has the meaning set forth in Section 4.4.

“Required Member Approval” has the meaning set forth in Section 4.3.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute thereto and any regulations promulgated pursuant thereto.

“Selling Member” has the meaning set forth in Section 8.7(a).

“Special Allocation Amount” has the meaning set forth in Section 6.2(a).

“Special Allocation Rate” has the meaning set forth in Section 6.2(a).

“Subscription Agreement” means that certain Unit Subscription Agreement among the investors named therein and the Company related to the purchase of Class I-4 Units.

“Subsidiary” means, a corporation, partnership, limited liability company or other entity of which Equity Interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, in each case, directly or indirectly through one or more intermediaries, or both, by the Company, including, specifically, each of the Antero Subsidiaries.

“Tag Offered Units” means the class or classes of Units included in a Disposition to a third party by the Selling Member pursuant to Section 8.7.

“Tag Offerees” has the meaning set forth in Section 8.7(a).

“Tag Percentage” means, with respect to any Member, a fraction, expressed as a percentage, the numerator of which is the number of Units of a particular class of Units held by such Member and the denominator of which is the total number of Units in that same class of Units held by all Tag Offerees that elect to exercise their Inclusion Rights with respect to a Disposition pursuant to Section 8.7.

“Tax Distribution Advance Amount” has the meaning set forth in Section 6.3(b).

“Tax Matters Member” has the meaning set forth in Section 7.6.

“Termination Date” has the meaning set forth in Section 8.14(a)(ii).

“Third Party” has the meaning set forth in Section 8.4(a).

“Third Party Offer” has the meaning set forth in Section 8.4(a).

“Time Vested” has the meaning set forth in Section 3.2(e).

“Time Vesting” has the meaning set forth in Section 3.2(e).

“Transaction Bonus Pool” has the meaning set forth in Section 6.1(b).

“Treasury Regulations” (or any abbreviation thereof used herein) means temporary or final regulations promulgated under the Internal Revenue Code.

“Trilantic Parties” shall refer collectively to Trilantic Capital Partners AIV I L.P., Trilantic Capital Partners Fund (B) AIV I L.P., Trilantic Capital Partners Fund AIV I L.P., TCP Capital Partners V AIV I L.P., Lehman Brothers Diversified Private Equity Fund 2004 Partners, Trilantic Capital Partners Fund III Onshore Rollover L.P., Trilantic Capital Partners IV L.P., TCP Capital Partners VI L.P., Trilantic Capital Partners Group VI L.P., Trilantic Capital Partners Fund IV Funded Rollover L.P., John Bush, Stephen Wolf, Howard H Leach Living Trust, Gard Investment Company LLC and Coleman Andrews SP Trust.

“Trilantic Director” has the meaning set forth in Section 4.2(b)(iv).

“Voting Units” has the meaning set forth in Section 3.2(d).

“Units” has the meaning set forth in Section 3.2(a).

“Unvested Unit” means any Management Unit that is not a Vested Unit.

“Vested Unit” means any Management Unit that has become vested pursuant to Section 3.2(e).

“Warburg” means WP Antero, LLC.

“Warburg Director” has the meaning set forth in Section 4.2(b)(ii).

“Warren” means Glen C. Warren, Jr., an individual.

“Warren LLC” means Canton Investment Holdings LLC, a Delaware limited liability company controlled by Warren.

“Yorktown Parties” means, collectively, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P. and Yorktown Energy Partners VII, L.P.

“Yorktown Director” has the meaning set forth in Section 4.2(b)(iii).

Section 2.2             References and Construction.

(a)           All references in this Agreement to articles, Sections, subsections and other subdivisions refer to corresponding articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b)           Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

(c)           The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(d)           Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(e)           Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

(f)            The word “or” is not exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(g)           No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

(h)           All references herein to “$” or “dollars” shall refer to U.S. Dollars.

(i)            Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(j)            Each Annex and Exhibit attached hereto is incorporated herein by reference and made a part hereof for all purposes and references to this Agreement shall include such Annex and Exhibit unless the context shall otherwise require.

ARTICLE III.
MEMBERS

Section 3.1             Members.

(a)           The names and addresses of the each Member of the Company, as well as the class or classes of Membership Interests held by such Member, are set forth in Exhibit A, as such exhibit may be amended and updated from time to time in accordance herewith.  The Board of Directors shall be authorized, without the requirement of consent by any Member, to provide such revisions or amendments to Exhibit A as may be necessary from time to time to reflect changes effected in accordance with this Agreement. Rady and Warren intend to own and hold all Units (excluding Incentive Units) through the Management LLCs, and such Management LLCs have been identified as “Management Members” on Exhibit A. Rady and the Rady LLC shall be jointly and severally liable for and subject to all of their respective obligations and limitations under this Agreement, and Warren and the Warren LLC shall be jointly and severally liable for and subject to all of their respective obligations and limitations under this Agreement, in each case including limitations on Disposition and transfer of Units.

(b)           Any person to whom Membership Interests are issued by the Company after the date hereof shall be admitted to the Company as a Member on the date of issuance of such Membership Interests in accordance with this Agreement. Any person to whom Membership Interests are Disposed as permitted by Article VIII shall be admitted to the Company as a Member on the date upon which such Disposition has been effected and the requirements set forth in Article VIII have been satisfied. The Board of Directors shall have the power and right to authorize and issue additional Membership Interests and to admit the purchasers thereof as Members of the Company, on such terms as the Board of Directors shall determine in accordance with the provisions of this Agreement.

(c)           Except as specifically provided otherwise in this Agreement, this Agreement shall extend and apply to all Units now owned by each of the Members and to Units as may hereafter be acquired by any of the Members, whether such Units constitute the separate property or community property of any of the individual Members, and regardless of the capacity in which title to such Units is held or taken. This Agreement shall also apply to all Units to which the spouse of any Member is entitled by virtue of any community property or any other laws.

Section 3.2             Units.

(a)           Each Member’s relative rights, privileges, preferences and obligations with respect to the other Members and the Company are represented by that Member’s Membership Interests. There initially shall be 17 classes of Membership Interests as follows:

(i)            a class of capital interests known as “Class I-1 Units”;

(ii)           a class of capital interests known as “Class I-2 Units”;

(iii)          a class of capital interests known as “Class I-3 Units”;

(iv)          a class of capital interests known as “Class I-4 Units”;

(v)           a class of capital interests known as “Class I-5 Units”;

(vi)          a class of capital interests known as “Class A-1 Units”;

(vii)         a class of profits interests known as “Class A-2 Profits Units”;

(viii)        a class of capital interests known as “Class A-3 Units”;

(ix)           a class of profits interests known as “Class A-4 Profits Units”;

(x)            a class of capital interests known as “Class B-1 Units”;

(xi)           a class of profits interests known as “Class B-2 Profits Units”;

(xii)          a class of capital interests known as “Class B-3 Units”;

(xiii)         a class of profits interests known as “Class B-3 Profits Units”;

(xiv)        a class of profits interests known as “Class B-4 Profits Units”;

(xv)         a class of capital interests known as “Class B-5 Units”;

(xvi)        a class of profits interests known as “Class B-5 Profits Units;” and

(xvii)       a class of capital interests known as “Class B-6 Units”

(each of the foregoing a “Unit”, and, collectively, “Units”).

(b)           Each Unit shall have all of the rights, privileges, preferences, and obligations specifically provided for in this Agreement. Except as specifically provided in this Agreement to the contrary, Members will be entitled to share in distributions only if and to the extent set forth in Article VI.

(c)           The Class A-2 Profits Units, the Class A-4 Profits Units, the Class B-2 Profits Units, the Class B-3 Profits Units, the Class B-4 Profits Units and the Class B-5 Profits Units (collectively, the “Incentive Units”) shall have only the rights, privileges, preferences, and obligations specifically provided for in this Agreement.  The Incentive Units shall be entitled to share in distributions and allocations under this Agreement only if and to the extent set forth in Article VI. At the time of the issuance of Incentive Units (including the issuance of any additional Incentive Units), such Incentive Units are intended to constitute profits interests within the meaning of Section 2.02 of Internal Revenue Procedure 93-27, 1993-2 C.B. 343 as modified by Internal Revenue Procedure 2001-43, 2001-2 C.B. 191. The Incentive Units are interests solely in profits and shall not have initial Capital Accounts associated therewith. It is intended that there is no liquidation value at the time of issuance of any Incentive Unit. In order to eliminate any liquidation value of the Incentive Units at the time of the issuance of such Incentive Units, the Board of Directors may define the Incentive Units to provide that the Incentive Units will not benefit from any sale of any asset of the Company except to the extent of its direct or indirect interest in the excess of the value of such asset at the time of its disposition, over the value of such asset on the date of the issuance of the Incentive Units. Holders of Incentive Units will be allocated income, gain, loss and deduction of the Company to take into account the reverse Section 704(c) principles as contemplated by Treasury Regulation Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g), and 1.704-1(b)(4)(i). The Incentive Units may be granted subject to such vesting and such other terms and conditions as may be determined by the Board of Directors. Exhibit A shall be updated, from to time, to reflect the names of each person to whom an Incentive Unit is granted. The Incentive Units are hereby issued as of the Effective Date to Employee Holdings subject to compliance by Employee Holdings with the condition that the Incentive Units shall at all times be held of record solely by Employee Holdings.

(d)           Each Unit (other than the Incentive Units) (collectively, the “Voting Units”) shall be entitled to one vote per Unit.  The Incentive Units shall have no voting rights.

(e)           The Management Units held by any Management Member will become “Time Vested” in accordance with the schedule included in Exhibit D, if, as of each applicable date on such schedule, the Management Member (or, in the case of either of the Management LLCs,

Rady or Warren, as applicable) is still employed by either the Company or any of its Subsidiaries (“Time Vesting”).  If a Management Member (or, in the case of either of the Management LLCs, Rady or Warren, as applicable) is still employed either by the Company or any of its Subsidiaries at the time of a Liquidation Event or Approved Sale, then all such Management Member’s Management Units that have not yet become Time Vested shall vest at the time of such event.  If a Management Member (or, in the case of either of the Management LLCs, Rady or Warren, as applicable) is still employed either by the Company or any of its Subsidiaries at the time of a Qualified IPO, then all such Management Member’s Management Units that have not yet become Time Vested shall remain subject to such Time Vesting requirements.

Section 3.3             Class I-4 Unit Anti-Dilution Adjustments.

(a)           If at any time prior to the consummation of a Qualified IPO, the Company offers and sells Membership Interests resulting in aggregate proceeds to the Company of more than $50,000,000, and such Membership Interests were offered and sold at a per unit price (or with a per unit conversion or exercise price) calculated based on an implied member equity value of the Company (the “New Equity Value”) which is lower than the implied member equity value of the Company by the then effective Class I-4 Purchase Price, then concurrently with the consummation of such offer and sale of Membership Interests, the Class I-4 Purchase Price shall be reduced to an amount which imputes a member equity value equal to the New Equity Value and each of the holders of Class I-4 Units shall be issued its pro rata portion of an aggregate number of additional Class I-4 Units equal to the quotient of (i) the aggregate amount equal to the number of Class I-4 Units then outstanding, multiplied by the amount of the reduction in the Class I-4 Purchase Price as a result of this Section 3.3(a) and (ii) the Class I-4 Purchase Price as adjusted in connection with such offering of Membership Interests.

(b)           The foregoing clause (a) notwithstanding, no adjustment to the Class I-4 Purchase Price shall be effected as the result of (i) any distribution of Membership Interests to Members or as a result of any subdivision of units; (ii) any issuance of Membership Interests as part of any employee benefit plan that is approved by the Board of Directors; and (iii) any issuance of Membership Interests in connection with an acquisition transaction, building or equipment lease transaction, loan transaction or strategic alliance or partnership arrangement that is not primarily for equity financing purposes and that is approved by the Board of Directors as such.

(c)           The foregoing clause (a) notwithstanding, all rights with respect to Class I-4 Purchase Price Adjustments shall terminate (i) in the case of an Antero Subsidiary Disposition resulting in aggregate net proceeds (which shall include, for purposes of calculating the amount of such aggregate net proceeds, any proceeds received from such Disposition but that are used to repay indebtedness of any Antero Subsidiary other than any Antero Subsidiaries that have been Disposed in such transaction) of at least $750,000,000 and a gross return of at least 150% on the total equity investment in such Antero Subsidiary or (ii) if the Company issues Membership Interests resulting in net proceeds to it of at least $50,000,000 at a price per unit that imputes a member equity value for the Company which is higher than that imputed by the then effective Class I-4 Purchase Price (after giving effect to any adjustment to the Class I-4 Purchase Price pursuant to Section 3.3(a)).

(d)           In the event that the Company intends to consummate a Qualified IPO of Membership Interests at a price to the public (the “IPO Price”) that reflects an implied equity value for the Company that is lower than the implied equity value reflected by the Class I-4 Purchase Price (as the same may have been adjusted), and in connection with such Qualified IPO the Class I-4 Units are to be converted into common equity units, then the Class I-4 Units shall be converted into that number of common equity units which when multiplied by such price to the public equals the aggregate Class I-4 Purchase Price (as the same may have been adjusted and as such price has been increased by all accrued but unpaid distributions on such Unit).

Section 3.4             Preemptive Rights.

(a)           Except in the case of Excluded Securities, prior to the consummation of a Qualified IPO, the Company shall not, and shall cause its Subsidiaries not to, issue, exchange or otherwise Dispose, agree to issue, exchange or otherwise Dispose, or reserve or set aside for the same, any of the Membership Interests or the Equity Interests of any Subsidiary, unless in each case the Company shall have first offered or caused such Subsidiary to offer (the “Preemptive Offer”) to sell such Membership Interests or Equity Interests, as applicable, to all Members who own Class I Units and are “accredited investors” as defined in Rule 501(a) under the Securities Act (the “Offered Securities”) by delivery to such Members of written notice of such offer stating the Company or Subsidiary of the Company, as the case may be, proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price therefor and any other terms and conditions of such offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of 15 days from the date it is delivered to the Members eligible to receive such notice (the “Preemptive Offer Period”).

(b)           Each Member being offered the Offered Securities (an “Offeree”) shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for (i) the number or amount of such Offered Securities up to its Proportionate Percentage of the total number or amount of Offered Securities proposed to be issued and (ii) up to its Proportionate Percentage of the Offered Securities not subscribed for by other Offerees as specified in its Preemptive Offer Acceptance Notice. Any Offered Securities not subscribed for by an Offeree shall be deemed to be re-offered to and accepted by the Offerees exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (1) all of the Offered Securities are accepted by the Offerees or (2) no Offeree desires to subscribe for more Offered Securities. The Company shall notify each Offeree accepting Offered Securities hereunder within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Offeree has subscribed to purchase.

(c)           If Preemptive Offer Acceptance Notices are not given by the Offerees for all the Offered Securities, the Company shall have 45 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered Securities as to which Preemptive Offer Acceptance Notices have not been given by the Offerees (the “Refused Securities”) to any other persons, but only upon terms and conditions in all material respects, including price, which are no more favorable, individually or in the aggregate, to such other persons or less favorable, individually or in the aggregate, to the Company than those set forth in the Preemptive Offer. Upon the closing, which shall occur at a reasonable time and place within such 45-day period and shall include full payment to the Company of the proceeds from the sale to such other persons of all the Refused Securities, the accepting Members shall purchase from the Company, and the Company shall sell to the accepting Members, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the accepting Members, at the terms specified in the Preemptive Offer. In each case, any Offered Securities not purchased by the accepting Members or any other persons in accordance with this Section 3.4 within 45 days after the expiration of the Preemptive Offer Period may not be sold or otherwise Disposed of until they are again offered to the Members under the procedures specified in this Section 3.4.

(d)           The rights of the Members who own Class I Units under this Section 3.4 shall not apply to the following Membership Interests (the “Excluded Securities”):

(i)            the issuance of any Management Units or any Incentive Units;

(ii)           Membership Interests issued as consideration to the sellers in connection with an acquisition by the Company or any Subsidiary in a bona fide arms length transaction, the terms of which have been approved pursuant to a Required Member Approval;

(iii)          Membership Interests issued in a Qualified IPO;

(iv)          Units distributed to Members or issued upon any Unit split or other pro-rata subdivision or combination of Units;

(v)           Units issued to any person that is not an Investor Member or an Affiliate of any Investor Member, so long as the Board of Directors shall have approved the waiver of the preemptive rights with respect to such issuance pursuant to a Required Board Approval;

(vi)          Equity Interests of a Subsidiary issued to the Company or any other direct or indirect wholly owned Subsidiary;

(vii)         Equity Interests of an Antero Subsidiary Disposed of in an Antero Subsidiary Disposition;

(viii)        Class I-4 Units issued pursuant to the Subscription Agreement; and

(ix)           Class I-5 Units issued pursuant to the Bluestone Contribution Agreement.

Section 3.5             Representations and Warranties. (i) Each Member (other than each Class I-5 Member) hereby severally, and not jointly, represents and warrants to the Company and the other Members as of the Effective Date and the date such Member is admitted to the Company, that the representations and warranties set forth in Part I and Part III of Exhibit B hereto are true and correct with respect to such Member as of such date, (ii) each Class I-5

Member hereby severally, and not jointly, represents and warrants to the Company and the other Members as of the date hereof and the date such Class I-5 Member is admitted to the Company, that the representations and warranties set forth in Part I and Part III of Exhibit B hereto are true and correct with respect to such Class I-5 Member as of such date and (iii) each Member hereby severally, and not jointly, represents and warrants to the Company and the other Members as of the date upon which it acquires any additional Membership Interest, that the representations and warranties set forth in Part I, Part II and Part III of Exhibit B hereto are true and correct with respect to such Member as of such date.

Section 3.6             Liability to Third Parties. No Member or any officer, director, manager, or partner of such Member, solely by reason of being a Member, shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

Section 3.7             Members Have No Agency Authority. Except as expressly provided in this Agreement, no Member (in its capacity as a member of the Company) shall have any agency authority on behalf of the Company.

ARTICLE IV.

MANAGEMENT/GOVERNANCE PROVISIONS

Section 4.1             General. The holders of Voting Units shall be entitled to vote on all matters submitted to a vote of Members of the Company. Each holder of Voting Units shall be entitled to the number of votes equal to the number of such Voting Units held of record by such holder at the record date for the determination of the Members entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of Members is first executed. The holders of Voting Units shall be entitled to notice of any Members’ meeting in accordance with this Agreement.

Section 4.2             Board of Directors.

(a)           Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of directors, who shall be referred to herein each as a “Director” or collectively as the “Directors,” and who shall act as a board of directors (the “Board of Directors”).

(b)           From and after the date hereof, the Company shall exercise all authority under applicable law, and the Members and their assigns shall vote their Voting Units, at any regular or special meeting of Members called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such meeting of Members and shall take all actions necessary to ensure that, prior to a Qualified IPO, the Board of Directors shall consist of six members (as provided below and subject to reduction to the extent that Warburg, the Yorktown Parties or the Trilantic Parties lose their rights to designate directors as provided below) designated as follows:

(i)            one of whom shall be the chief executive officer of the Company and one of whom shall be the chief financial officer of the Company (for so long as Warren is the chief financial officer of the Company) (who initially shall be Rady and Warren, respectively) (together, the “Management Directors”);

(ii)           one of whom shall be designated by Warburg, who shall initially be Peter R. Kagan (the “Warburg Director”); provided, however, that Warburg shall no longer be entitled to designate a director pursuant to this Section 4.2(b)(ii) (and this Section 4.2(b)(ii) shall terminate) if at any time Warburg and its Permitted Transferees collectively hold of record less than 7.5% of the outstanding Voting Units and have invested less than $235 million in the Company;

(iii)          one of whom shall be designated by the Yorktown Parties, who shall initially be W. Howard Keenan, Jr. (the “Yorktown Director”); provided, however, that the Yorktown Parties shall no longer be entitled to designate a director pursuant to this Section 4.2(b)(iii) (and this Section 4.2(b)(iii) shall terminate) if at any time the Yorktown Parties and their Permitted Transferees collectively hold of record less than 7.5% of the outstanding Voting Units and have invested less than $235 million in the Company;

(iv)          one of whom shall be designated by the Trilantic Parties, who shall initially be Christopher R. Manning (the “Trilantic Director” and, together with the Warburg Director and the Yorktown Director, the “Investor Directors”); provided, however, that the Trilantic Parties shall no longer be entitled to designate a director pursuant to this Section 4.2(b)(iv) (and this Section 4.2(b)(iv) shall terminate) if at any time the Trilantic Parties and their Permitted Transferees collectively hold of record less than 7.5% of the outstanding Voting Units and have invested less than $235 million in the Company; and

(v)           one of whom shall be an independent director (the “Independent Director”) selected by Warburg after consultation with the Management Directors and the other Investor Directors.

(c)           In addition to the foregoing, for so long as they are entitled to designate directors pursuant to Section 4.2, each of Warburg, the Yorktown Parties and the Trilantic Parties shall have the right to have such additional persons as any may choose attend meetings of the Board of Directors and any committee thereof (each such person, a “Board Observer”). Each Investor Director and each Investor Director’s Board Observer shall be full-time employees, directors, managers, or partners of such Investor Member or any of its Affiliates, unless all other Investor Directors shall have otherwise consented.

(d)           The Board of Directors may create one or more committees in accordance with the Act, and shall establish an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). Each committee of the Board of Directors shall be comprised of at least two Directors designated by the Board of Directors and shall have the power and authority granted in writing by the Board of Directors to such committee; provided, however, that the Board of Directors shall not delegate a right to take any of the actions set forth in Section 4.3 to a committee. The Investor Directors will each be entitled to be members of all such committees of the Board of Directors.

(e)           Prior to consummation of a Qualified IPO, no member of the Board of Directors (other than the Independent Director) will receive any consideration for serving on the Board of Directors. All of the Directors will be entitled to reimbursement from the Company or any Subsidiary for reasonable out-of-pocket expenses in attending meetings of the Board of Directors or committees thereof.

(f)            Actions by the Board of Directors shall be decided by majority vote of the whole Board of Directors, except as otherwise provided herein.

(g)           The Company shall not take any of the actions set forth in Section 4.3 or Section 4.4 without complying with the approval requirements contained therein.

Section 4.3             Certain Actions Subject to Class I Units Vote. So long as any Class I-1 Units, Class I-2 Units, Class I-4 Units or Class I-5 Units are outstanding, and in addition to any other vote required by applicable law, the Company will not, directly or indirectly, including by merger, consolidation or otherwise, without the approval of the Warburg Director, so long as Warburg has the right to designate the Warburg Director pursuant to Section 4.2(b)(ii), and the holders of at least 69% of the then outstanding Class I-1 Units, Class I-2 Units, Class I-4 Units and Class I-5 Units given in writing (including by facsimile or in portable document format (.pdf)) or by vote at a meeting, consenting or voting (as the case may be) separately as a single class (such approval, subject to the application of Section 4.4, below, a “Required Member Approval”):

(a)           repurchase, redeem, issue or otherwise Dispose of any Membership Interests or Equity Interests of any Subsidiary other than (i) Incentive Units issued in compliance with the terms hereof; (ii) Membership Interests referred to in Section 3.4(d)(iv) and (vi); and (iii) Membership Interests repurchased from any Member in accordance with the terms hereof;

(b)           declare or make distributions on, or effect any split, recapitalization or similar transaction with respect to, any Membership Interests or Equity Interests of any Subsidiary, in each case, other than as required this Agreement;

(c)           effect a Change of Control;

(d)           amend the Certificate or this Agreement;

(e)           authorize, issue or reclassify any Membership Interests or Equity Interests of any Subsidiary into Membership Interests or other Equity Interests with the right to distributions (whether upon liquidation or otherwise) prior to, or concurrently with, distributions to Class I Units (including the authorization of additional Class I Units except as expressly contemplated herein);

(f)            dissolve, liquidate or wind up the Company;

(g)           change the primary line of business of the Company or any Subsidiary or enter into any materially dissimilar line of business; or

(h)           take any action, authorize or approve, or enter into any binding agreement with respect to the foregoing.

Section 4.4             Certain Actions Subject to Board Approval.  Without the approval of the Warburg Director, so long as Warburg has the right to designate the Warburg Director pursuant to Section 4.2(b)(ii), and at least one of the other Investor Directors (a “Required Board Approval”), so long as Class I-1 Units, Class I-2 Units, Class I-4 Units or Class I-5 Units are outstanding, and in addition to any other vote required by applicable law or this Agreement, the Company will not, and will not permit any Subsidiary to, directly or indirectly:

(a)           approve any annual budget;

(b)           make expenditures during the fiscal year covered by any annual budget approved in accordance with clause (a) above, other than for acquisitions of oil and gas producing and nonproducing properties and leasehold interests or pipelines and related gathering and processing assets, of amounts that in the aggregate exceed the aggregate amounts approved for all expenditures in the annual budget by 5% of such approved amounts or $10,000,000, on a consolidated basis;

(c)           acquire during any fiscal year assets for an aggregate consideration equal to or in excess of $20,000,000 or more, on a consolidated basis, or assets representing 20% or more of the total assets as of the most recent quarterly balance sheet of the Company, on a consolidated basis (except as included in an annual budget approved in accordance with clause (a) above);

(d)           incur or guarantee (A) any Indebtedness in an aggregate principal amount in excess of $20,000,000 or (B) any Indebtedness if immediately following such incurrence or guarantee, the Company’s aggregate consolidated Indebtedness would exceed the product of two times the Company’s consolidated earnings before interest, taxes, depletion, depreciation and amortization (adjusted pro forma for any acquisitions made since the beginning of the 12-month period described below) for the latest 12 months for which the Company has delivered financial statements pursuant to Section 7.1(b) of this Agreement (in each case except as included in an annual budget approved in accordance with clause (a) above);

(e)           effect any Asset Disposition for an aggregate amount of $20,000,000 or more, on a consolidated basis, or assets representing 20% or more of the assets of any Subsidiary (computed by reference to the fair market value of the assets so Disposed of) in each case except as included in an annual budget approved in accordance with clause (a) above;

(f)            enter into, modify, amend or terminate any material transaction with any executive officers, directors, or Affiliates of the Company or any Subsidiary other than (A) compensatory arrangements with executive officers approved by the Compensation Committee of the Board of Directors, and (B) Membership Interests repurchased from Management Members or Investor Members in accordance with this Agreement;

(g)           establish the employment terms of any senior executive officer of the Company or any Subsidiary holding an office higher than the level of Vice President, including the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Accounting Officer, and General Counsel;

(h)           authorize or issue any Membership Interests to any employee, director, or consultant of the Company or any Subsidiary, or authorize or create, or reserve Membership Interests (including increasing the amount of Membership Interests reserved) with respect to any equity incentive plan; and

(i)            authorize or approve the offering and sale of Membership Interests or IPO Securities in an underwritten public offering registered under the Securities Act.

Section 4.5             Removal.

(a)           An Investor Director may be removed during his or her term of office, with or without cause, only by the person or persons then entitled to designate such Investor Director pursuant to Section 4.2. In addition, the Management Directors may be removed from the Board of Directors in accordance with Section 4.5(b) and Section 4.8.

(b)           If any person is entitled to designate a Director and desires to remove such Director, then each Member hereby agrees to vote all Membership Interests owned by such Member to effect such removal or consent in writing to effect such removal upon request. If a person serving as a Management Director because such person was the chief executive officer or the chief financial officer of the Company ceases to be the chief executive officer or the chief financial officer of the Company but fails to resign as a Director of the Company, all the Members shall act promptly to remove such Director and, in the case of the former chief executive officer, elect in such Director’s place the then current chief executive officer.

Section 4.6             Vacancies. In the event that a vacancy is created on the Board of Directors by the death, disability, retirement, resignation or removal of a Director, other than the Management Directors, such vacancy shall be filled by consent of the Member or Members entitled to designate such Director pursuant to Section 4.2(b). If a vacancy exists with respect to the chief executive officer of the Company, a majority of the Board shall select a new chief executive officer of the Company and such newly selected chief executive officer shall automatically fill such vacancy.

Section 4.7             Covenant to Vote. Each Member agrees to vote the Voting Units owned by such Member upon any other matter arising under this Agreement submitted to a vote of the Members in a manner that will implement the terms of this Agreement.

Section 4.8             Investor Member Rights. At any time when Class I Units are outstanding, upon a Required Member Approval given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, the Company shall immediately undertake to cause the removal of one or both of the Management Directors or any other employees of the Company or its subsidiaries from the Board of Directors or the termination of the chief executive officer of the Company. Each Member hereby covenants and agrees that it shall vote its Membership Interests to enforce compliance with this Section 4.8.

Section 4.9             Meetings of Board of Directors.

(a)           Meetings of the Board of Directors, regular or special, may be held either within or outside of the State of Delaware.

(b)           Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board of Directors and communicated to all Directors. Except as otherwise provided by applicable law or this Agreement, any and all business may be transacted at any regular meeting. The Company shall use its best efforts to cause the Board of Directors to hold meetings no less frequently than quarterly, and at such meetings the Company shall report to the Board of Directors on, among other things, its business activities, prospects, and financial position.

(c)           Special meetings of the Board of Directors may be called on 24 hours’ notice (effective upon receipt) to each Director, either personally or by facsimile, electronic transmission, or overnight courier, by the Chairman of the Board (if any), the President of the Company or, on the written request of any two Directors, by the Secretary of the Company. Except as may be otherwise expressly provided by statute or this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(d)           At all meetings of the Board of Directors, the presence or representation of a majority of the number of Directors fixed by or in the manner provided in this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business; provided, however, that such majority includes the Warburg Director so long as Warburg has the right to designate the Warburg Director pursuant to Section 4.2(b)(ii).  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

(e)           The act of a majority in number of the persons then serving on the Board of Directors shall be the act of the Board of Directors.

(f)            All meetings of the Board of Directors shall be presided over by the chairman of the meeting, who shall be a person designated by a majority of the Directors present at the meeting. The chairman of any meeting of the Board of Directors shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as determined by him to be in order.

(g)           Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the requisite number of Directors, or the specified Directors, that would be necessary to authorize or take such action at a meeting of the Board of Directors. For purposes hereof, facsimile or similar reproduction of a writing, including by email in portable document format (.pdf), signed by a Director, shall be regarded as signed by the Director for purposes of this Section 4.9.

(h)           Subject to the provisions of applicable law and this Agreement regarding notice of meetings and the granting of proxies, any Director (i) may, unless otherwise restricted by this Agreement, participate in and hold a meeting of the Board of Directors by using conference telephone, electronic transmission, or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and (ii) may grant a proxy to another Director or delegate his right to act to another Director which proxy or delegation shall be effective as the attendance or action at the meeting of the Director giving such proxy or delegation. Participation by a Director in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 4.10           Officers.

(a)           The Board of Directors may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Director. Any officers so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them. The Board of Directors may assign titles to particular officers. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Directors.

(b)           Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board of Directors; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

Section 4.11           Duties of Directors.

(a)           Notwithstanding anything in this Agreement or in the Act to the contrary, a person, in performing his duties and obligations as a Director under this Agreement, shall be entitled to act or omit to act at the direction of the Member(s) that designated such person to serve on the Board of Directors, considering only such factors, including the separate interests of the designating Member(s), as such Director or Member(s) choose to consider, and any action of a Director or failure to act, taken or omitted in good faith reliance on the foregoing provisions shall not, as between the Company and the other Member(s), on the one hand, and the Director or Member(s) designating such Director, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent such exists under the Act or any other applicable law, rule or regulation) on the part of such Director or Member(s) to the Company or any other Director or Member of the Company.

(b)           The Members (and the Members on behalf of the Company) hereby:

(i)            agree that (A) the terms of this Section 4.11, to the extent that they modify or limit a duty or other obligation, if any, that a Director may have to the Company or any another Member under the Act or other applicable law, rule or regulation, are reasonable in form, scope and content; and (B) the terms of this Section 4.11 shall control to the fullest extent possible if it is in conflict with a duty, if any, that a Director may have to the Company or another Member, under the Act or any other applicable law, rule or regulation; and

(ii)           waive any duty or other obligation, if any, that a Member may have to the Company or another Member, pursuant to the Act or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 4.11.

(c)           The Members, including Management Members, on behalf of the Company, acknowledge, affirm and agree that (i) the Investor Members would not be willing to make an investment in the Company, and no person designated by any of the Investor Members to serve on the Board of Directors would be willing to so serve, in the absence of this Section 4.11, and (ii) they have reviewed and understand the provisions of §§18-1101(b) and (c) of the Act.

Section 4.12           Other Investments of Investor Member Related Parties; Waiver of Conflicts of Interest and Negation of Duties and Obligations.

(a)           Each Member acknowledges and affirms that the Investor Members, their respective Permitted Transferees, Affiliates (other than the Company and its Subsidiaries) and any officer, director, partner, employee or other agent of any of the foregoing (the “Investor Member Related Parties”):

(i)            (A) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (in this Section 4.12, “Other Investments”), including Other Investments engaged in various aspects of the “upstream” oil and gas business that may, are or will be competitive with the Company’s or any of its Subsidiaries’ business or that could be suitable for the Company, (B) have interests in, participate with, aid and maintain seats on the Board of Directors, Board of Directors or similar governing bodies of, Other Investments, and (C) may develop or become aware of business opportunities for Other Investments; and

(ii)           may or will, as a result of or arising from the matters referenced in clause (i) above, the nature of the Investor Member Related Parties’ businesses and other factors, have conflicts of interest or potential conflicts of interest.

(b)           The Members, and the Members on behalf of the Company expressly (i) waive any such conflicts of interest or potential conflicts of interest and agree that no Investor Member Related Party shall have any liability to any Member or any Affiliate thereof, or the Company with respect to such conflicts of interest or potential conflicts of interest and (ii) acknowledge and agree that the Investor Member Related Parties and their respective representatives will not have any duty to disclose to the Company, any other Member or the Board of Directors or Directors any such business opportunities, whether or not competitive with the Company’s or its Subsidiaries’ business and whether or not the Company or any of its Subsidiaries might be interested in such business opportunity for itself; provided, however, that the foregoing shall not be construed to permit any breach of Section 11.15. The Members (and the Members on behalf of the Company) also acknowledge that the Investor Member Related Parties and their representatives have duties not to disclose confidential information of or related to the Other Investments.

(c)           The Members (and the Members on behalf of the Company) hereby:

(i)            agree that (A) the terms of this Section 4.12, to the extent that they modify or limit any duty of loyalty or other similar obligation, if any, that an Investor Member Related Party may have to the Company or another Member under the Act or other applicable law, rule or regulation, are reasonable in form, scope and content; and (B) the terms of this Section 4.12 shall control to the fullest extent possible if it is in conflict with any duty of loyalty or similar obligation, if any, that an Investor Member Related Party may have to the Company or another Member, the Act or any other applicable law, rule or regulation; and

(ii)           waive any duty of loyalty or other similar obligation, if any, that an Investor Member Related Party may have to the Company or another Member, pursuant to the Act or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 4.12.

(d)           Whenever in this Agreement a Member or any representative thereof (including a Director designated by such Member or instructed to act by such Member) is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Company or any other Member, or (b) in its “good faith” or under another expressed standard, a Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

The Members, individually and on behalf of the Company, acknowledge, affirm and agree that (i) the execution and delivery of this Agreement by the Investor Member Related Parties is of material benefit to the Company and the Members (including the Management Members), and that the Class I Members would not be willing to (A) execute and deliver this Agreement, and (B) make their agreed Capital Contributions to the Company, without the benefit of this Section 4.12 and the agreement of the parties, including the Members, thereto; and (ii) they have reviewed and understand the provisions of §§18-1101(b) and (c) of the Act.

ARTICLE V.
CAPITALIZATION

Section 5.1             No Capital Contributions. Other than as set forth in the Subscription Agreement with respect to the purchase of Class I-4 Units and in the Bluestone Contribution Agreement with respect to the purchase of the Class I-5 Units, no Member shall have any obligation to make additional Capital Contributions to the Company.

Section 5.2             Interest on and Return of Capital Contributions. Except as provided in Section 6.2, no interest shall accrue on any Capital Contributions and no Member shall have the right to demand or require the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Members, or upon dissolution and liquidation of the Company, and then only to the extent expressly provided for in this Agreement and as permitted by law.

Section 5.3             Member Loans. Any Member may, with the consent of the Board of Directors, loan funds to the Company. Loans by a Member to the Company will not be treated as Capital Contributions but will be treated as debt obligations having such terms as are approved by the Board of Directors.

ARTICLE VI.
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1             Distributions.

(a)           Except as otherwise expressly provided in this Section 6.1, Section 6.3 and Article IX, all amounts available for distribution by the Company shall be distributed as and when determined by the Board of Directors or as otherwise required hereunder, in accordance with this Section 6.1.

(b)           Except as otherwise provided herein, all amounts available for distribution shall be distributed as follows:

First, in the case of an Antero Subsidiary Disposition, a payment to employees of the Company and its Subsidiaries in an amount equal to 3.0% of the profit generated upon consummation of the Antero Subsidiary Disposition with respect to such Antero Subsidiary; provided that when such amounts are paid to employees of the Company and its Subsidiaries via a transaction bonus pool (the “Transaction Bonus Pool”) at least 66.67% of such Transaction Bonus Pool be paid to employees other than Rady and Warren (such employees the “Non-Executive Managers”) (For purposes of this clause First, “profit” shall mean the amount by which (i) the aggregate proceeds received by the Company as a result of such Antero Subsidiary Disposition (which shall include, for purposes of calculating the amount of such aggregate proceeds, any proceeds received from such Antero Subsidiary Disposition but that are used to repay indebtedness of any

Antero Subsidiary other than any Antero Subsidiaries that have been Disposed of in such transaction) less the attorneys’ fees, accountants’ fees, investment bank fees and commissions and other fees and expenses actually incurred in connection therewith plus all dividends or other distributions received by the Company from such Antero Subsidiary prior to the consummation of such Antero Subsidiary Disposition exceeds (ii) the sum of (x) the aggregate Historical Investment in such Antero Subsidiary and all capital investments made in such Antero Subsidiary on or after the Effective Date and prior to the consummation of such Antero Subsidiary Disposition and (y) the amount of all indebtedness, if any, that is allocated to such Antero Subsidiary and repaid using the proceeds of the Antero Subsidiary Disposition);

Second, to holders of Class I-1 Units, Class I-2 Units, Class I-4 Units and Class I-5 Units, on a pro rata basis, until such holders have received with respect to each such Unit (i) in the case of Class I-1 Units, an amount per Unit equal to the amount opposite such holder’s name on Schedule 6.1(b)(i), (ii) in the case of the Class I-2 Units, an amount per Unit equal to $15.00, (iii) in the case of the Class I-4 Units, an amount per unit equal to the Class I-4 Purchase Price and (iv) in the case of the Class I-5 Units, an amount per unit equal to the Class I-5 Purchase Price;

Third, to holders of Class I-1 Units, Class I-2 Units and Class I-3 Units pro rata, until such holders have received with respect to each such Unit:

(1)           in the case of Class I-1 Units, an amount per Unit equal to the amount opposite such holder’s name on Schedule 6.1(b)(ii) allocable to such Class I-1 Units to the date of such distribution;

(2)           in the case of Class I-2 Units, an amount per Unit equal to the amount opposite such holder’s name on Schedule 6.1(b)(iii) allocable to such Class I-2 Units to the date of such distribution; and

(3)           in the case of Class I-3 Units, an amount per Unit equal to $1.37 allocable to such Class I-3 Units to the date of such distribution;

Fourth, to the Class I-4 Members pro rata, until the Class I-4 Members have received with respect to each Class I-4 Unit an amount per Unit equal to the Special Allocation Amount allocable to such Class I-4 Unit to the date of such distribution;

Fifth, to holders of Class I-1, I-2, I-3 and I-5 Units pro rata, until such holders have received with respect to each such Unit:

(1)           in the case of Class I-1 Units, an amount per Unit equal to the Special Allocation Amount allocable to such Class I-1 Units to the date of such distribution;

(2)           in the case of Class I-2 Units, an amount per Unit equal to the Special Allocation Amount allocable to such Class I-2 Units to the date of such distribution;

(3)           in the case of Class I-3 Units, an amount per Unit equal to the Special Allocation Amount allocable to such Class I-3 Units to the date of such distribution; and

(4)           in the case of Class I-5 Units, an amount per Unit equal to the Special Allocation Amount allocable to such Class I-5 Units to the date of such distribution.

Sixth, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1 and B-1 Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $2.50;

Seventh, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1 and B-1 Units and Class A-2 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $3.75;

Eighth, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1 and B-1 Units and Classes A-2 and B-2 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $7.07;

Ninth, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1, B-1 and B-6 Units and Classes A-2 and B-2 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $10.00;

Tenth, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1, A-3, B-1 and B-6 Units and Classes A-2 and B-2 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $15.00;

Eleventh, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1, A-3, B-1, B-3 and B-6 Units and Classes A-2, B-2 and B-3 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $20.00;

Twelfth, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1, A-3, B-1, B-3 and B-6 Units and Classes A-2, A-4, B-2 and B-3 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $30.00;

Thirteenth, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1, A-3, B-1, B-3 and B-6 Units and Classes A-2, A-4, B-2, B-3 and B-4 Profits Units until such time as holders of Class A-1 Units have received an aggregate amount per Unit equal to $45.00; and

Finally, thereafter, pro rata to holders of Class I Units (other than Class I-5 Units), Classes A-1, A-3, B-1, B-3, B-5 and B-6 Units and Classes A-2, A-4, B-2, B-3, B-4 and B-5 Profits Units.

(c)           The foregoing notwithstanding, in the event of the liquidation, dissolution or winding up of the Company or the consummation of a Drag Along Transaction that results in payment of aggregate net proceeds to the Members having a value that is less than all capital investments made in the Company and its Subsidiaries prior to the consummation of such Drag Along Transaction, the Company’s assets shall be applied and distributed in the manner specified in Section 6.1(b) above, provided, however, that a new clause First shall be added to Section 6.1(b) to reflect a priority distribution (for the avoidance of doubt, prior to, and not instead of, the existing clause “First” and the existing clauses “First” through “Finally” shall remain in effect thereafter) whereby (i) amounts shall be distributed first to Class I-4 Members until such Class I-4 Members have received an amount with respect to each Class I-4 Unit equal to the Class I-4 Purchase Price and (ii) the reference to “Class I-4 Units” in the first line of existing clause “Second” and subclause (iii) of existing clause “Second” shall be deleted in their entirety.

(d)           The foregoing notwithstanding, holders of Class A-3 Units shall not be entitled to any distribution pursuant to this Section 6.1 or otherwise until such time as holders of Class I-1 Units have received cumulative cash distributions per Class I-1 Unit equal to the sum of (i) the amounts to which such holders are entitled to pursuant to clause “Second,” clause “Third” and clause “Fifth” with respect thereto and (ii)(A) in the event a Liquidation Event occurs on or prior to October 17, 2011, an amount per Unit equal to $10.00; (B) in the event of a Liquidation Event occurs after October 17, 2011 but on or prior to October 17, 2012, $12.50; (C) in the event of a Liquidation Event occurs after October 17, 2012, but on or prior to October 17, 2013, $15.00; (D) in the event of a Liquidation Event occurs after October 17, 2013, but on or prior to October 17, 2014, $17.50; and (v) in the event of a Liquidation Event occurs after October 17, 2014, $20.00.

(e)           The foregoing notwithstanding, holders of Class A-4 Profits Units shall not be entitled to any distribution pursuant to this Section 6.1 or otherwise until such time as holders of Class I-1 Units have received cumulative cash distributions per Class I-1 Unit equal to the sum of (i) the amounts to which such holders are entitled pursuant to clause “Second,” clause “Third” and clause “Fifth” with respect thereto and (ii)(A) in the event a Liquidation Event occurs on or prior to October 17, 2011, an amount per Unit equal to $20.00; (B) in the event of a Liquidation Event occurs after October 17, 2011 but on or prior to October 17, 2012, $22.50; (C) in the event of a Liquidation Event occurs after October 17, 2012, but on or prior to October 17, 2013, $25.00; (D) in the event of a Liquidation Event occurs after October 17, 2013, but on or prior to October 17, 2014, $27.50; and (v) in the event of a Liquidation Event occurs after October 17, 2014, $30.00.

(f)            If, at any time that the Board of Directors authorizes a distribution that results in a distribution pursuant to any of clause “Seventh” through “Finally” and at such time any Employee Bonus Advance Amount with respect to any Employee is greater than zero, (i) for each Employee with an Employee Bonus Advance Amount greater than zero, the Company shall be entitled to not make a distribution to (A) the holder of the Incentive Units and (B) any Management Units held by such Employee or its Affiliates, and redirect any portion of such distribution from the holder of the Incentive Units and such Employee or its Affiliates (with respect to any Management Units held by such Employee or its Affiliates) up to an amount equal to the lesser of such Employee’s Employee Bonus Advance Amount or such Employee’s Employee Distribution Hypothetical Amount with respect to such distribution (such lesser amount, the “Employee Redirected Amount”) and (ii) the Company shall be entitled to distribute the aggregate Employee Redirected Amount of all such Employees to the Members in accordance with the then applicable tier or tiers of the waterfall contained in Section 6.1(b) as though such Employee Redirected Amount was a new distribution and was the next dollar in the applicable tier of the waterfall to be distributed pursuant to Section 6.1(b) and the Employee Redirected Amount had actually been distributed to the applicable Employees.  Such redistribution cycle shall continue and shall remain subject to this Section 6.1(f) until such time as the earlier to occur of (i) the amount available for distribution is $0 or (ii) the Employee Bonus Advance Amount for all Employees is $0.  Notwithstanding the foregoing, in connection with any distribution, any amount redirected from an Employee as a result of the operation of this Section 6.1(f) shall be redirected first from, and to the maximum extent possible from, any distributions that would have been made to such Employee by Employee Holdings through the Incentive Units and then, only to the extent an Employee’s Employee Bonus Advance Amount cannot be fully reduced to $0 by redirecting from the Incentive Units, will the Company redirect from distributions otherwise payable with respect to any Management Units held by such Employee.

(g)           Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of available cash of the Company and in compliance with the Act and other applicable law.

(h)           In the event of a forfeiture of an Incentive Unit, the Tax Matters Member may, in its sole discretion, unilaterally cause this Agreement to be amended to provide for the allocation of items of income, gain, loss, and deduction in the manner and to the extent required by the final Treasury Regulations similar to Prop. Treasury Regulation Sections 1.704-1(b)(4)(xii)(b) and (c).

(i)            Any distribution by the Company to the person shown on the Company’s records as a Member or to such person’s legal representatives, or to the transferee of such person’s right to receive such distributions as provided herein, shall constitute a release of the Company and any Covered Person of all liability to any other person that may be interested in such distribution by reason of any Disposition of such person’s Membership Interest for any reason (including a Disposition of such Membership Interest by reason of the dissolution, bankruptcy or liquidation of such person).

(j)            Without prior Required Member Approval, the Company shall not make any distribution of securities or other assets in kind at any time prior to dissolution of the Company. Upon dissolution of the Company, in kind distributions of marketable securities, restricted securities and assets may be made by the Company to Members.

(k)           Unless otherwise agreed to by Required Member Approval, all payments or distributions to the holders of Class I Units shall be in cash or Marketable Securities; provided, that the proportion of such Marketable Securities to cash paid or distributed to the holders of the Class I Units shall not be greater than the proportion of all such Marketable Securities to the aggregate cash available for payment or distribution upon the occurrence of such Liquidation Event or Antero Subsidiary Dispositions.

Section 6.2             Special Allocations with respect to Class I Units.  The amount distributable to holders of Class I Units made pursuant to clauses Fourth and Fifth under Section 6.1(b) will increase by an amount equal to the Special Allocation Rate applied to the Invested Capital Balance with respect to each Unit commencing (x) in the case of Classes I-1, I-2 or I-3, as of the first day immediately following the Effective Date, (y) in the case of Class I-4 Units, as of the date of issuance of such Units and (z) in the case of the Class I-5 Units, as of December 2, 2010, (such adjusted amount per Unit, the “Special Allocation Amount”).  For purposes hereof:  (a) the “Special Allocation Rate” means a rate equal to 8% per annum, compounding quarterly in arrears on each March 31, June 30, September 30, and December 31 of each year, calculated using a 365-day year and accruing on a daily basis and (b) the “Invested Capital Balance” means, with respect to any holder, an amount equal to: (i) in the case of Class I-1 Units, the amount opposite such holder’s name on Schedule 6.2(a) per Class I-1 Unit, (ii) in the case of Class I-2 Units, the amount opposite such holder’s name on Schedule 6.2(b) per Class I-2 Unit, (iii) in the case of the Class I-3 Units, $13.37 per Class I-3 Unit, (iv) in the case of the Class I-4 Units, the Class I-4 Purchase Price per Class I-4 Unit and (v) in the case of the Class I-5 Units, the Class I-5 Purchase Price per Class I-5 Unit.  The Invested Capital Balance reflects the accreted value as of September 30, 2009 of the preferred stock Equity Interests of the Antero Subsidiaries that were contributed to the Company on the Effective Date in exchange for the Class I-1 Units, Class I-2 and Class I-3 Units.  For purposes of determining the amount to be compounded as of December 31, 2009 in connection with the calculation of the Special Allocation Amount, such calculation shall be made as though the Special Allocation Rate was applied commencing as of October 1, 2009 (though the actual Special Allocation Amount for purposes of determining the amount of distributions for the three months ending December 31, 2009 pursuant to clause “Fifth” of Section 6.1(b) shall include the only portion of the period from the day immediately following the Effective Date to December 31, 2009).  Notwithstanding the foregoing, for purposes of calculating the Special Allocation Amount, the Invested Capital Balance applicable to the Class I-1 Units, the Class I-2 Units, the Class I-3 Units, the Class I-4 Units and the Class I-5 Units shall be reduced by the amount of any distributions made to such units pursuant to clauses Second through (and including) Fifth under Section 6.1(b).  Similarly, the Invested Capital Balance applicable to the Class I-3 Units shall be reduced by the amount of any distributions made to the Class I-3 Units pursuant to clauses Third and Fifth under Section 6.1(b).

Section 6.3             Tax Distributions.

(a)           Within 45 days after the end of each quarter of the taxable year of the Company, and (i) assuming (A) the Company has taxable income for such quarter of the taxable year and (B) the Company has sufficient working capital (as determined by the Board of Directors), after taking into account payments contemplated by the budget approved by the Board of Directors to make the distributions contemplated hereby, and (ii) subject to limitations on such distributions contained in any credit facility or other agreement to which the Company or any Subsidiary is a party, cash distributions shall be made to each Member in the positive amount equal to such Member’s tax liability arising solely in respect of its ownership of a Membership Interest for such quarter (which tax liability, for the purposes of this Section 6.3, shall be calculated to equal the product of (1) such Member’s share of the Company’s taxable income for such quarter, as estimated by the Company (including for such purpose such Member’s share of any separately stated items), and (2) the combined maximum federal and applicable state income tax rates applicable to individual taxpayers in the State of Colorado for such quarter, taking into account, if applicable, the deduction of state and local income taxes for federal income tax purposes and whether any portion of such taxable income qualifies for the reduced rates applicable to long term capital gains).  Notwithstanding Section 6.8, if a Member is allocated losses or deductions pursuant to Section 6.5 during any quarter of the taxable year, such losses or deductions shall be carried forward and shall reduce the taxable income (as calculated in Section 6.5) of such Member in each succeeding quarter, until such allocated losses have been reduced to zero.

(b)           The aggregate amount of distributions made by the Company to a Member pursuant to Section 6.3(a) (as reduced pursuant to the other provisions of this Section 6.3) shall be deemed the “Tax Distribution Advance Amount”. If, at any time that the Board of Directors authorizes a distribution to the Members pursuant to Section 6.1 and at such time a Member’s Tax Distribution Advance Amount is positive, (i) the Company shall be entitled to withhold such Member’s distribution up to an amount equal to the Tax Distribution Advance Amount (with such Tax Distribution Advance Amount being reduced by the amount so withheld) and (ii) the Company shall be entitled to distribute such withheld amount to the Members (after also applying clause (i) to those Members having positive Tax Distribution Advance Amounts) so that, to the maximum extent possible, each Member shall have received the amount of distributions that such Member would have received since formation of the Company if distributions had been made solely in accordance with  Section 6.2 and Section 6.1.

Section 6.4             Liquidation Notice. The Company shall give written notice of any Liquidation Event or Antero Subsidiary Disposition (or any transaction which might reasonably be deemed to give rise to a Liquidation Event or Antero Subsidiary Disposition) to each holder of Class I Units not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 6.1.

Section 6.5             Allocation of Profits and Losses. After giving effect to the other allocations set forth in Section 6.7, Profits and Losses (and, to the extent necessary to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includible in the computation of net Profit and net Loss) for any Allocation Year shall be allocated to the Members in such amounts as may be necessary or appropriate to cause the Capital Accounts of the Members (as adjusted through the end of such Allocation Year) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Allocation Year were sold for cash equal to their book values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of Company Nonrecourse Liabilities and Member Nonrecourse Debt to the book value of the property securing such liabilities), and all remaining and resulting cash was distributed to the Members pursuant to this Article VI, minus (b) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 6.6             Allocation Method. The Tax Matters Member shall make the foregoing allocations set forth in Section 6.5 as of the last day of each Allocation Year; provided, however, that if during any fiscal year there is a change in any Member’s Membership Interest, the Tax Matters Member shall make the foregoing allocations as of the date of each such change in a manner which takes into account the varying interests of the Members and in a manner the Tax

Matters Member reasonably deems appropriate; provided further, however, that in the case of a Disposition of a Membership Interest, Section 8.12 shall apply.

Section 6.7             Other Allocations. Except as otherwise provided herein, for purposes of any applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized shall be allocated to the Members as follows:

(a)           All recapture of income tax deductions resulting from the Disposition of Company property shall, to the maximum extent possible, be allocated to the Member to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the Disposition of such property.

(b)           Notwithstanding any of the foregoing provisions of this Section 6.7 to the contrary:

(i)            If there is a net decrease in Company Minimum Gain for an Allocation Year, then there shall be allocated to each Member items of income and gain for that year equal to that Member’s share of the net decrease in Company Minimum Gain (within the meaning of Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), and (5). In the event that the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement between the Members, the Tax Matters Member may request that the Commissioner of the Internal Revenue Service waive the minimum gain chargeback requirement pursuant to Regulation Section 1.704-2(f)(4). The foregoing is intended to be a “minimum gain chargeback” provision as described in Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

(ii)           If during an Allocation Year there is a net decrease in Member Nonrecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) shall, subject to the exceptions in Regulation Section 1.704-2(i)(4), be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain. In the event that the application of the Member Nonrecourse Debt Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the Tax Matters Member may request that the Commissioner of the Internal Revenue Service waive the minimum gain chargeback requirement pursuant to Regulations Section 1.704-2(f)(4) and 1.704-2(i)(4). The foregoing is intended to be the “chargeback of Member nonrecourse debt minimum gain” required by Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

(iii)          Any Nonrecourse Deductions for any Allocation Year or other period shall be allocated between the Members in accordance with their Capital Contribution Percentages.

(iv)          Any Member Nonrecourse Deductions for any Allocation Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

(c)           The losses and deductions allocated pursuant to this Section 6.7 shall not exceed the maximum amount of losses and deductions that can be allocated to a Member without causing or increasing a deficit balance in the Member’s Adjusted Capital Account. If, at the end of any Allocation Year, as a result of the allocations otherwise provided for in this Section 6.7, the Adjusted Capital Account balance of any Member shall become negative, items of deduction and loss otherwise allocable to such Member for such year, to the extent such items would have caused such negative balance, shall instead be allocated to Members having positive Adjusted Capital Account balances remaining at such time in proportion to such balances.

(d)           If any Member receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit in such Member’s Capital Account (as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this paragraph shall be made only to the extent that a Member would have a deficit Capital Account balance (as determined as provided in the prior clause), after all other allocations provided for in this Section 6.7 have been tentatively made as if this paragraph were not in the Agreement. This paragraph is intended to satisfy the “qualified income offset” requirement in the Treasury Regulations.

(e)           The allocations set forth in subsections (b), (c) (last sentence), and (d) of this Section 6.7 (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. The Members intend that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with other allocations pursuant to this Section 6.7. Therefore, notwithstanding any other provisions of this Section 6.7 (other than the Regulatory Allocations), the Board shall make such offsetting other allocations in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Adjusted Capital Account balance is, to the extent possible, equal to the Adjusted Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to the remaining sections of this Section 6.7.

(f)            In accordance with Section 704(c) of the Internal Revenue Code and the Treasury Regulations thereunder, income and deductions with respect to any property carried on the books of the Company at an amount that differs from such property’s adjusted tax basis shall, solely for federal income tax purposes, be allocated among the Members in a manner to take into account any variation between the adjusted tax basis of such property to the Company and such book value. In making such allocations, the Board shall use such method or methods authorized under Treasury Regulations Section 1.704-3 as the Board shall determine to be appropriate, consistent with other provisions of this Section 6.7.

(g)           All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee as agreed by the transferor and the transferee and based on the portion of the calendar year during which each was recognized as owning such interest, without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Internal Revenue Code and the applicable Treasury Regulations. If no such agreement has been made, the allocation shall be determined by the Board of Directors in its reasonable discretion in accordance with such Treasury Regulations.

Section 6.8             Acknowledgement of Allocation Rules. The Members are aware of the income tax consequences of the allocations and distributions made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VII.
ACCOUNTING AND BANKING MATTERS; CAPITAL ACCOUNTS; TAX MATTERS

Section 7.1             Books and Records; Reports.

(a)           The Company shall keep and maintain full and accurate books of account for the Company in accordance with GAAP consistently applied in accordance with the terms of this Agreement. Such books shall be maintained at the principal office of the Company or offsite so long as they are easily accessible. To the extent reasonably requested, each of the Investor Members and their respective Affiliates and designated representatives shall have full and complete access at all reasonable times to review, inspect and copy the books and records of the Company.

(b)           The Company shall furnish (A) each of the following to each Investor Member who holds more than 7.5% of the outstanding Voting Units and (B) each of (iii), (iv) and (v) below to each Investor Member regardless of its level of ownership of Voting Units:

(i)            Within 30 days after the end of each month, a report estimating oil and gas production of each Antero Subsidiary for such month, which report is used by the Company or such Antero Subsidiary for internal control purposes, and a balance sheet, statement of income, Members’ (or stockholder’s) equity and cash flows for such month prepared in accordance with GAAP, together with a comparison of such statements to the Approved Annual Budget for such periods;

(ii)           Within 45 days after the end of each quarter, an unaudited consolidated balance sheet as of the end of such quarter and an unaudited related consolidated income statement and statement of cash flows for such quarter including any footnotes thereto (if any) prepared in accordance with GAAP, consistently applied, together with a comparison of such statements to the Approved Annual Budget for such periods;

(iii)          Within 90 days after the end of each year, an audited consolidated balance sheet as of the end of such fiscal year and the related consolidated income statement, statement of Members’ equity and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Independent Auditors;

(iv)          Within 90 days after the end of each fiscal year, a reserve report prepared by one or more reservoir engineers acceptable to the Board of Directors;

(v)           Within 30 days before the end of each fiscal year, a consolidated annual budget approved by the Board of Directors (an “Approved Annual Budget”);

(vi)          Prompt notice after the occurrence of any material event, together with a summary describing the nature of the event and its impact on the Company; and

(vii)         Such other information to the Members entitled to receive information pursuant to this Section 7.1(b) as such Members or their advisors may reasonably request.

(c)           The obligations of the Company to furnish information pursuant to Section 7.1(b) shall cease upon the consummation of a Qualified IPO.

(d)           Prior to the consummation of a Qualified IPO, the Company shall permit any Investor Member, and after the consummation of a Qualified IPO, any Investor Member owning at least 7.5% of the outstanding Equity Interests of the IPO Issuer, or their respective representatives, to visit and inspect any of the properties of the Company or any Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances, and accounts with the Company’s officers and the Independent Auditor, all at such reasonable times during the Company’s usual business hours and as often as any such person may reasonably request and to consult with and advise management of the Company, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company; and, to the extent the Company is required by law or pursuant to the terms of any outstanding Indebtedness of the Company to prepare the reports described in Section 7.1(b)(i), (ii) and (iii), the Company shall deliver or make available to each such person any annual reports, quarterly reports, and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as publicly available; provided, however, that any such reports filed with the Securities and Exchange Commission via the EDGAR database or, until such time as the Company is subject to reporting under the Exchange Act, reports available to an Investor Member on the Company’s website shall be deemed to have been made available by the Company; provided further, however, that at the Company’s request, such person shall execute and deliver to the Company a confidentiality agreement relating to any or all of the matters described in this Section 7.1(d) in a form reasonably acceptable to the Company (in addition to such person’s obligations under Section 11.15).

Section 7.2             Fiscal Year. The calendar year shall be selected as the accounting year of the Company and the books of account shall be maintained on an accrual basis.

Section 7.3             Capital Accounts.

(a)           A capital account shall be established and maintained for each Member in accordance with the terms of this Section 7.3 (a “Capital Account”). Each Member’s Capital

Account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code), and (iii) the amount of any item of taxable income or gain and the amount of any item of income and gain exempt from tax allocated to such Member for federal income tax purposes, and (b) shall be decreased by (i) the amount of money distributed to that Member of the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (iii) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iv) allocations to that Member of Company loss and deduction (or items thereof).

(b)           The Board of Directors shall have the discretion to increase or decrease the Members’ Capital Accounts to reflect a revaluation of Company property on the books of the Company upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f). In the case of property carried on the books of the Company at an amount which differs from its adjusted basis, the Members’ Capital Accounts shall be debited or credited for items of depreciation, cost recovery, amortization and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(c)           It is the intention of the Members that the Capital Accounts of each Member be kept in the manner required under Treasury Regulation Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the Capital Accounts is required by such regulation, the Board of Directors is hereby authorized to make such adjustment.

(d)           On the Disposition of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interests shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

Section 7.4             Tax Partnership. The Members agree to classify the Company as a partnership for federal tax purposes. Neither the Company, any Member nor any officer or other representative of any of the foregoing shall file an election to classify the Company as an association taxable as a corporation for federal tax purposes.

Section 7.5             Tax Elections. The Company shall make the following elections:

(a)           To elect the calendar year as the Company’s fiscal year if permitted by applicable law;

(b)           To elect the accrual method of accounting;

(c)           If approved by Board of Directors, to elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Membership Interest is transferred in accordance with this Agreement or any Company property is distributed to any Member;

(d)           Each Member hereby authorizes and directs the Company to elect to have the “Safe Harbor” contemplated by Proposed Treasury Regulation Section 1.83-3(l) and described in the proposed Revenue Procedure set forth in United States Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company.  For purposes of making such Safe Harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Company constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice.  The Company and each Member hereby agrees to use commercially reasonable efforts to comply with all requirements of the Safe Harbor described in the IRS Notice, and each Member will prepare and file all U.S. federal income tax returns reporting the income tax effects of each Safe Harbor interest issued by the Company in a manner consistent with the requirements of the IRS Notice.  A Member’s obligations to comply with the requirements of this Section 7.5(d) shall survive such Member’s ceasing to be a Member of the Company and the termination, dissolution, liquidation and winding up of the Company.  Each Member authorizes the Board of Directors to amend this Section 7.5(d) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent United States Internal Revenue Service guidance), provided that such amendment is not materially adverse to any Member (as compared with the after tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company); and

(e)           To elect with respect to such other federal, state and local tax matters as the Board of Directors shall approve.

Section 7.6             Tax Matters Member. Warburg is hereby designated to act as the “tax matters partner” under Section 6231 of the Internal Revenue Code, subject to replacement by the Board of Directors (such Member, being called the “Tax Matters Member”). The Tax Matters Member shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any governmental body. In addition, the Tax Matters Member shall promptly furnish to the Members all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Internal Revenue Code. During the pendency of any such administrative or judicial proceeding, the Tax Matters Member shall furnish to the Members periodic reports, not less often than monthly, concerning the status of any such proceeding. Without the consent of the Members holding a majority of the Class I Units, the Tax Matters Member shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any fiscal year of the Company.

Section 7.7             Tax Returns. Management of the Company shall deliver to each of its Members the following schedules and tax returns: (i) within 60 days after the Company’s year-end, an estimated Schedule K-1, and (ii) within 90 days of the Company’s year-end, a final Schedule K-1, along with copies of all other federal, state, or local income tax returns or reports filed by the Company for the previous year as may be required as a result of the operations of the Company.

Section 7.8             Unrelated Business Taxable Income. Except as otherwise may be approved in advance by Required Board Approval, the Company will not engage in any transactions giving rise to unrelated business taxable income, as such term is defined under Section 512 of the Internal Revenue Code.

ARTICLE VIII.
TRANSFER; REDEMPTION; CONVERSION

Section 8.1             Restrictions on Dispositions.

(a)           No Member, any spouse, Personal Representative, legal representative, successor, agent or assignee of any Member shall Dispose of any Membership Interests, directly or indirectly, in whole or in part, other than Dispositions (i) expressly provided in this Article VIII, (ii) which are otherwise approved in advance by Required Member Approval, (iii) constituting Permitted Transfers, (iv) constituting repurchases or redemptions by the Company or any Subsidiary made in accordance with this Agreement and approved by the Board of Directors or (v) any Disposition of Incentive Units by or to Employee Holdings, provided that any such Disposition is made in accordance with the terms and provisions of the Employee Holdings LLC Agreement and any assignment made by Employee Holdings in connection therewith. The parties agree that the restrictions contained in this Agreement are fair and reasonable and in the best interests of the Company and the Members.

(b)           Anything in this Agreement to the contrary notwithstanding, no Disposition of Membership Interests otherwise permitted or required by this Agreement shall be made unless such Disposition is in compliance with federal and state securities laws, including the Securities Act and the rules and regulations thereunder. If any such Disposition is made pursuant to an exemption from such laws, rules and regulations, if required by the Board of Directors, such Member shall have delivered to the Company a favorable written opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the proposed Disposition is exempt from registration under the Securities Act and any applicable state securities laws; provided, however, that no such opinion of counsel shall be required (i) for a Disposition by a Member to a Permitted Transferee if, in each case, the Permitted Transferee agrees in writing to be subject to the terms and conditions hereof to the same extent as if such Permitted Transferee were an original Member hereunder, (ii) for a Disposition duly made in compliance with Rule 144 promulgated under the Securities Act, or any successor or analogous rule to Rule 144 (it being agreed that the Company shall have the right to receive evidence reasonably satisfactory to it regarding compliance with such Rule or any successor or analogous rule prior to the registration of any such transfer), (iii) for a Disposition pursuant to an effective registration statement or (iv) if the Company waives such requirement in its sole and complete discretion.

(c)           Dispositions of Membership Interests may only be made in strict compliance with all applicable terms of this Agreement, and any purported Disposition of Membership Interests that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the books and records of the Company.

(d)           All newly issued Membership Interests shall only be issued to persons who are or become a party to this Agreement; provided, however, that each purchaser or transferee who (i) is an employee or consultant of the Company shall become a Management Member for all purposes of this Agreement, (ii) is an Investor Member shall remain an Investor Member with respect to such newly acquired Membership Interests and (iii) is not an employee or consultant of the Company shall have such designation, if any, as shall be determined by the Board of Directors, with the concurrence of holders of a majority of the Investor Units, voting as a single class.

(e)           No Disposition of (i) Class A-1 Units and Class A-3 Units by Management Members may be made pursuant to this Article VIII by a Management Member prior to October 17, 2010 and (ii) Class B-1 Units, Class B-3 Units and Class B-5 Units or other Membership Interests acquired on or after the Effective Date by Management Members may be made pursuant to this Article VIII by a Management Member prior to August 10, 2012, in each case except in accordance with Section 8.8, Section 8.9 or Section 8.14.

Section 8.2             Substitution.

(a)           Unless an assignee of any Membership Interests becomes a Member in accordance with the provisions of Section 8.2(b), such assignee shall not be entitled to any of the rights granted to a Member hereunder in respect of such Membership Interests, other than the right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned.  In connection with any Disposition of Class I Units, the amount allocated to the holder of such Class I Units pursuant to Schedules 6.1(b)(i), 6.1(b)(ii) and 6.1(b)(iii) and the Invested Capital Balance applicable to such Class I Units will continue to be applicable to such Class I Units and the assignee thereof following any such Disposition.

(b)           An assignee of the Membership Interests of a Member, or any portion thereof, shall become a Member entitled to all of the rights of a Member in respect of such Membership Interests if, and only if (i) the assignment to such person was a Permitted Transfer, or (ii) (A) the assignor gives the assignee such right, (B) the Board of Directors, consents in writing to such substitution (which consent shall not be unreasonably withheld) and (C) the assignee executes and delivers such instruments, in form and substance reasonably satisfactory to the Board of Directors, to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

(c)           The transferee of any Membership Interests permitted pursuant to this Article VIII, shall be admitted to the Company as a Member upon the execution by the transferee (and such transferee’s spouse, if applicable) and the Company of an agreement (a “Joinder

Agreement”), in the form attached as Exhibit C hereto with such changes as the Board of Directors shall reasonably approve, pursuant to which (i) the transferee (and such transferee’s spouse, if applicable) agrees to be bound by all of the provisions of this Agreement, (ii) the transferee makes the representations and warranties to the Company and the Members set forth in Exhibit B and (iii) the transferee is admitted as a Member of the Company.

(d)           Such transferee or substituted assignee (pursuant to Section 8.2(b)) shall become a Management Member if the transferor was a Management Member and shall become an Investor Member if the transferor was an Investor Member; provided, however, that each transferee who receives a Disposition of Membership Interests that is a Permitted Transferee of or is then (i) an Investor Member, shall become or remain an Investor Member for all purposes of this Agreement or (ii) a Management Member or spouse thereof, shall become or remain a Management Member for all purposes of this Agreement.

Section 8.3             Certain Limitations with Respect to Permitted Transfers.

(a)           Section 8.1 notwithstanding, a Member may not Dispose of any Membership Interests to a Permitted Transferee if such Disposition has as a purpose the avoidance of (or is otherwise undertaken in contemplation of avoiding) the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 8.3 is to prohibit the Disposition of Membership Interests to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee after the Disposition (or a Change of Control of such transferor or Permitted Transferee) with the result and effect that the transferor has indirectly made a Disposition of Membership Interests by using a Permitted Transferee, which Disposition would not have been directly permitted under this Article VIII had such change in such relationship occurred prior to such Disposition).

(b)           Each Member that is an entity that was formed for the sole or principal purpose of, if any, directly or indirectly acquiring Membership Interests and that has no substantial assets other than Membership Interests or direct or indirect interests in Membership Interests agrees that (i) certificates for shares of its common stock or other instruments reflecting Equity Interests in such entity (and the certificates for shares of common stock or other Equity Interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the Disposition of such interests as if such common stock or other Equity Interests were Membership Interests and (ii) no shares of such common stock or other Equity Interests may be Disposed of to any person other than in accordance with the terms and provisions of this Agreement as if such common stock or other Equity Interests were Membership Interests.

Section 8.4             Notice of Right of First Refusal.

(a)           If a Member receives a bona fide written offer from any person, including any Member (a “Third Party Offer”), for the purchase of all or a part of each class or series of Membership Interests then held by such Member which such Member desires to accept, such Member (the “Offeror Member”) shall provide written notice of such Third Party Offer (the “Notice of Right of First Refusal”) to the Secretary of the Company at least 30 days prior to such proposed sale and, within five Business Days after receipt of the Notice of Right of First Refusal by the Company, the Company shall provide a copy of such Notice of Right of First

Refusal to all Members (other than the Offeror Member). The notice must set forth the name of the proposed transferee (the “Third Party”), the number and class of Membership Interests to be sold to such proposed transferee (the “Offered Units”), the price per unit (the “Offer Price”), all details of the payment terms and all other material terms and conditions of the proposed Disposition. A Third Party Offer must include an offer to acquire the same percentage of each class or series of Membership Interests then held by the Offeror Member. To the extent the Third Party Offer consists of consideration other than cash (or in addition to cash), the Offer Price shall be equal to the amount of any such cash (in U.S. dollars), plus the fair market value of such non-cash consideration, and the Offer Price shall be expressed only in terms of (i) cash (in U.S. dollars), (ii) an unsecured promissory note (a “Note”) and/or (iii) Marketable Securities in an amount not in excess of 5% of the outstanding shares of such class of Marketable Securities and which may be immediately resold by the transferee thereof in a manner that would not reasonably be expected to have a material adverse effect on the marketability or liquidity of such Marketable Securities. A Third Party Offer may not contain provisions related to any property of the Offeror Member other than the Membership Interests held by the Offeror Member; provided, however, that the Company and any Member, as the case may be, shall always have the right to pay the consideration payable pursuant to this Section 8.4, Section 8.5 or Section 8.6 (regardless of the form of consideration paid by any other accepting offeree of the Third Party Offer) in the form of U.S. dollars.  Any proposed Disposition not satisfying the terms of this Section 8.4 (e.g., a Third Party Offer in which not all of the proposed consideration is cash, a Note and/or Marketable Securities) may not be made unless otherwise expressly permitted pursuant to the provisions of this Article VIII other than this Section 8.4, Section 8.5 or Section 8.6.

(b)           The earliest date on which the Notice of Right of First Refusal is received by the Company shall constitute the “Refusal Notice Date.” The Company shall be obligated to promptly determine the Refusal Notice Date following its receipt of a Notice of Right of First Refusal, and a copy of the Notice of Right of First Refusal together with a letter indicating the Refusal Notice Date shall be promptly given by the Company to all applicable Members within five Business Days after the determination of the Refusal Notice Date.

Section 8.5             Rights of First Refusal on Dispositions of Management Units.

(a)           The Company shall have the sole and exclusive option for a period of 10 days following the Refusal Notice Date to purchase, on the terms specified in the Notice of Right of First Refusal, any Offered Management Units. The Company may exercise such option by giving written notice of exercise to the Offeror Member and to all Members (other than the Offeror Member) prior to the termination of the Company’s 10-day option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of Offered Management Units to be sold to the Company pursuant to this Section 8.5(a) and a reasonable place and time within 90 days after the date thereof for the closing of the purchase and sale of the Offered Management Units.

(b)           If, pursuant to Section 8.5(a), the Company elects to purchase less than all such Offered Management Units, the Management Members (other than the Offeror Member) shall have the exclusive option from the 11th to the 30th day following the Refusal Notice Date to purchase all or any portion of such Offered Management Units in accordance with the provisions of the Notice of Right of First Refusal. Each such Management Member electing to purchase all or any portion of such Offered Management Units shall be referred to herein as an “Electing Management Member.” The Electing Management Members may, by agreement, allocate among themselves the right to acquire such part of the Offered Management Units. In the absence of such an agreement among the Electing Management Members, each Electing Management Member will be entitled to give written notice to the Offeror Member, to the Company and to the other Management Members (other than the Offeror Member), from the 11th day to the 30th day following the Refusal Notice Date, of such Electing Management Member’s election (each, a “Management Election Notice”) to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Electing Management Members) of the Offered Management Units that are not being acquired by the Company or the other Electing Management Members. Each Management Election Notice may include a statement of the maximum number of Offered Management Units that such Electing Management Member is willing to purchase and must include an offer to acquire the same percentage of each class or series of Membership Interests included in the Offered Management Units. Any Offered Management Units not subscribed for pursuant to this Section 8.5(b) by the Electing Management Members shall be deemed to be re-offered to and accepted by the Electing Management Members with respect to the lesser of (i) the maximum amount specified in their respective Management Election Notices and (ii) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Electing Management Members) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Management Units are accepted by the Electing Management Members or (y) no Electing Management Member desires to subscribe for more Offered Management Units. The Company shall notify each Electing Management Member and the Offeror Member within five days following the expiration of the 30-day period described in this Section 8.5(b) of the class or series and number or amount of Offered Management Units which such Electing Management Member has subscribed to purchase and shall set a reasonable place and time for the closing of the purchase and sale of the Offered Management Units, which shall be not less than 30 days nor more than 60 days after the Refusal Notice Date. The purchase price and terms for the Offered Management Units purchased by the Electing Management Members shall be the price and terms set forth in the applicable Third Party Offer. Upon delivery of the purchase price, the Offeror Member shall have no further rights as the holder of Offered Management Units sold pursuant to this Section 8.5(b).

(c)           If the Company and the Electing Management Members elect to purchase less than all such Offered Management Units, the Investor Members shall have the exclusive option from the 31st to the 50th day following the Refusal Notice Date to purchase all or any portion of such Offered Management Units in accordance with the provisions of the Notice of Right of First Refusal. Each such Investor Member electing to purchase all or any portion of such Offered Management Units shall be referred to herein as an “Electing Investor Member.” The Electing Investor Members may, by agreement, allocate among themselves the right to acquire such part of the Offered Management Units. In the absence of such an agreement among the Electing Investor Members, each Electing Investor Member will be entitled to give written notice to the Offeror Member, to the Company and to the other Investor Members, from the 31st day to the 50th day following the Refusal Notice Date, of such Electing Investor Member’s election (each, an “Investor Election Notice”) to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Electing Investor Members) of the Offered Management

Units that are not being acquired by the Company, the Electing Management Members or the other Electing Investor Members.  Each Investor Election Notice may include a statement of the maximum number of Offered Management Units that such Electing Investor Member is willing to purchase and must include an offer to acquire the same percentage of each class or series of Membership Interests included in the Offered Management Units. Any Offered Management Units not subscribed for pursuant to this Section 8.5(c) by the Electing Investor Members shall be deemed to be re-offered to and accepted by the Electing Investor Members with respect to the lesser of (i) the amount specified in their respective Investor Election Notices and (ii) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Electing Investor Members) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the second preceding sentence shall be deemed to be repeated until either (x) all of the Offered Management Units are accepted by the Electing Investor Members or (y) no Electing Investor Member desires to subscribe for more Offered Management Units. The Company shall notify each Electing Investor Member and the Offeror Member within five days following the expiration of the 50-day period described in this Section 8.5(c) of the class or series and number or amount of Offered Management Units which such Electing Investor Member has subscribed to purchase and shall set a reasonable place and time for the closing of the purchase and sale of the Offered Management Units, which shall be not less than 50 days nor more than 80 days after the Refusal Notice Date. The purchase price and terms for the Offered Management Units purchased by the Electing Investor Members shall be the price and terms set forth in the applicable Third Party Offer. Upon delivery of the purchase price, the Offeror Member shall have no further rights as a holder of Offered Management Units sold pursuant to this Section 8.5(c).

(d)           If the Company, the Management Members and the Investor Members do not purchase all of such Offered Management Units, the remaining Offered Management Units (or any portion thereof) may be sold by the Offeror Member to the Third Party at any time within 135 days after the date of the Third Party Offer, subject to the provisions of Section 8.1 and Section 8.7. Any such sale may only be made upon terms and conditions in all material respects, including price, which are no more favorable, individually or in the aggregate, to such Third Party, or less favorable, individually or in the aggregate, to the Company and its other Members than those specified in the Third Party Offer. If any remaining Offered Management Units (or any portion thereof) are not so transferred within such 90-day period, such Membership Interests may not be sold by the Offeror Member without complying again in full with the provisions of this Agreement.

Section 8.6             Rights of First Refusal on Dispositions of Class I Units.

(a)           All Members holding Class I Units (other than an Offeror Member) (the “Other Class I Members”) shall have the exclusive option for a period of 20 days following the Refusal Notice Date to acquire, on the terms specified in the Notice of Right of First Refusal, any Offered Class I Units. The Other Class I Members may, by agreement, allocate among themselves the right to acquire such part of the Offered Class I Units. In the absence of such an agreement among the Other Class I Members, each Other Class I Member will be entitled to give a written Election Notice to the Offeror Member, to the Company and to the remaining Other Class I Members, on or before the 20th day following the Refusal Notice Date, of such Other Class I Member’s election (each, a “Class I Election Notice”) to acquire all or any part of its

Proportionate Percentage (calculated solely with respect to the Other Class I Members) of the Offered Class I Units that are not being acquired by the Other Class I Members.  Each Class I Election Notice may include a statement of the maximum number of Offered Class I Units that such Other Class I Member is willing to purchase and must include an offer to acquire the same percentage of each class or series of Membership Interests included in the Offered Class I Units. Any Offered Class I Units not subscribed for pursuant to this Section 8.6(a) by the Other Class I Members shall be deemed to be re-offered to and accepted by the Other Class I Members exercising their rights to purchase Offered Class I Units with respect to the lesser of (i) the maximum amount specified in their respective Class I Election Notices and (ii) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Other Class I Members) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Class I Units are accepted by the Other Class I Members or (y) no Other Class I Member desires to subscribe for more Offered Class I Units. If the Other Class I Members have elected to purchase all or any portion of the Offered Class I Units, the Company shall notify each Other Class I Member and the Offeror Member within five days following the expiration of the period described in this Section 8.6(a) of the number or amount of Offered Class I Units which such Other Class I Member has subscribed to purchase and shall set a reasonable place and time for the closing of the purchase and sale of the Offered Class I Units, which shall be not less than 30 days nor more than 60 days after the Refusal Notice Date. The purchase price and terms for the Offered Class I Units purchased by the Other Class I Members shall be the price and terms set forth in the applicable Third Party Offer. Upon delivery of the purchase price, the Offeror Member shall have no further rights as holder of the Offered Class I Units so purchased.

(b)           If the Other Class I Members elect to purchase less than all of such Offered Class I Units, then the Company shall have the exclusive option from the 21st to the 30th day following the Refusal Notice Date to purchase all or any portion of such Offered Class I Units in accordance with the provisions of the Notice of Right of First Refusal. The Company may exercise such option by giving written notice of exercise to the Offeror Member prior to the termination of the Company’s 10-day option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of Offered Class I Units to be acquired by the Company and a reasonable place and time within 90 days after the date thereof for the closing of the purchase and sale of the Offered Class I Units.

(c)           If the Other Class I Members and the Company have not elected to purchase all of the Offered Class I Units, then the remaining Offered Class I Units (or any portion thereof) may be sold by the Offeror Member to the applicable Third Party at any time within 90 days after the date of the Third Party Offer, subject to the provisions of Section 8.1 and Section 8.7. Any such sale to a Third Party may only be made upon terms and conditions in all material respects, including price, which are no more favorable, individually or in the aggregate, to such Third Party, or less favorable, individually or in the aggregate, to the Other Class I Members or the Company than those specified in the Third Party Offer. If any remaining Offered Class I Units (or any portion thereof) are not so transferred within such 90-day period, such Membership Interests may not be sold by the Offeror Member without complying in full again with the provisions of this Agreement.

Section 8.7             Certain Rights of Inclusion.

(a)           A Member shall not sell or otherwise Dispose of Units (in one or a series of transactions) to a third party (excluding for such purpose Dispositions to another Member pursuant to Section 8.5 and Section 8.6, Dispositions subject to Section 8.8 and Dispositions in connection with a Qualified IPO or a Qualified Merger, but after giving effect to Section 8.5 and Section 8.6, to the extent applicable) unless the terms and conditions of such Disposition include an offer, on the same terms as the offer to the selling Member (the “Selling Member”), to each of the other Members (other than the Selling Member) who hold Units of the same class proposed to be Disposed of by the Selling Member (subject to the restrictions set forth in Section 8.1(d) relating to Management Members) (the “Tag Offerees”), to include at the option of each Tag Offeree, in the sale or other Disposition to the third party, a number of Tag Offered Units determined in accordance with this Section 8.7.

(b)           The Selling Member shall cause the third party offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Tag Offered Units from the Tag Offerees as required by this Section 8.7 and a time and place designated for the closing of such purchase, which time shall not be less than 20 days after delivery of such notice and no more than 60 days after such delivery date) and shall send written notice of such third party offer (the “Inclusion Notice”) to each of the Tag Offerees in the manner specified in Article XI.

(c)           Subject to the provisions of Section 8.7(a) and Section 8.7(e), each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of notice to the Selling Member at any time within 10 calendar days after receipt of the Inclusion Notice, together with the Selling Member, to sell pursuant to such third party offer, and upon the terms and conditions set forth in the Inclusion Notice, that number of Tag Offered Units requested to be included by such Tag Offeree; provided, however, that if the proposed third party transferee is unwilling to purchase all of the Tag Offered Units requested to be sold by all exercising Tag Offerees together with the Selling Member, then each Tag Offeree shall have the right to sell pursuant to such third party offer, and upon the terms and conditions set forth in the Inclusion Notice, a number of such Tag Offeree’s Tag Offered Units equal to such Tag Offeree’s Tag Percentage of each class, series and type of Tag Offered Units proposed to be transferred pursuant to this Section 8.7 as provided in the next succeeding sentence.  If any Tag Offeree has exercised its Inclusion Rights and the proposed third party transferee is unwilling to purchase all of the Tag Offered Units proposed to be transferred by the Selling Member and all exercising Tag Offerees (determined in accordance with the first sentence of this Section 8.7(c)), then the Selling Member and each exercising Tag Offeree shall reduce, on a pro rata basis with respect to each series, class and type of such Tag Offered Units, based on their respective Tag Percentages of each such class, series and type of such Tag Offered Units, the amount of such Tag Offered Units that each otherwise would have sold so as to permit the Selling Member and each exercising Tag Offeree to sell the amount of Tag Offered Units (determined in accordance with such Tag Percentages) that the proposed third party transferee is willing to purchase.

(d)           The Tag Offerees and the Selling Member shall sell to the proposed transferee all, or at the option of the proposed transferee, any part of the Tag Offered Units proposed to be transferred by them, at not less than the price and upon the terms and conditions, if any, not more favorable, individually and in the aggregate, to the proposed transferee than those in the

Inclusion Notice at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the Tag Offerees, the Selling Member, and the proposed transferee shall agree. The proposed consideration being offered with respect to the Tag Offered Units being transferred by the Selling Member and all exercising Tag Offerees (determined in accordance with Section 8.7(c)) shall be allocated among the classes and series of such Tag Offered Units as if such consideration was distributed by the Company to the Selling Member and the exercising Tag Offerees pursuant to the rights and preferences set forth in Section 6.1(b) (without giving any effect to Section 6.1(c)).

(e)           If the proposed third party transferee of Membership Interests proposed to be transferred by a Selling Member is unwilling to purchase any Membership Interests from a Tag Offeree even after any pro rata reduction pursuant to the last sentence of Section 8.7(c) (a “Non-Included Tag Offeree”), such Non-Included Tag Offeree may elect to require such Selling Member to purchase from such Non-Included Tag Offeree, for cash (in U.S. dollars), Tag Offered Units having a purchase price equal to the aggregate purchase price such Non-Included Tag Offeree would have received in connection with the closing of such sale by the Selling Member if such Non-Included Tag Offeree had been able to exercise its Inclusion Rights (but only to the extent of its Tag Percentage) with respect to such sale. The closing of such sale to the Selling Member shall occur concurrently with or immediately following such sale by the Selling Member.

Section 8.8             Drag Along Rights.

(a)           At any time a Member may propose a Drag Along Transaction with a person or group of persons who are not Members or the Permitted Transferees of any Member.  If such proposed Drag Along Transaction has been approved pursuant to a Required Member Approval (any such approved Drag Along Transaction, an “Approved Sale”), then all Members shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger, share exchange or consolidation of the Company, or a Disposition of all or substantially all of the assets of the Company, each Member shall vote in favor of the Approved Sale and shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a Disposition of all the Membership Interests, the Members shall agree to sell all their Membership Interests which are the subject of the Approved Sale, on the terms and conditions of such Approved Sale. The Members shall promptly take all necessary and desirable actions in connection with the consummation of the Approved Sale, including using their respective reasonable best efforts to obtain Board of Directors’ consent to the Approved Sale and the execution of such agreements and such instruments and other actions reasonably necessary to (x) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Sale (subject to clause (c)(iv) below) and (y) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 8.8(b) below. The Members shall be permitted to sell their Membership Interests pursuant to an Approved Sale without complying with any other provisions of Article VIII of this Agreement.

(b)           The Members that have initiated an Approved Sale pursuant to this Section 8.8 shall represent and warrant, severally and not jointly, to the other Members that no additional consideration or benefit has been or is to be paid or provided by such prospective purchaser or any other person to such Member or its Affiliates, pursuant to or in connection with such Approved Sale, directly or indirectly (whether in the form of tangible or intangible assets, money, property, security or other benefits or opportunities), and that the Approved Sale is not made as part of or in connection with any other transaction pursuant to which such Member will receive any additional benefit or consideration, based on such Member’s ownership of Membership Interests. The foregoing provision shall not be deemed to prohibit a Drag Along Transaction to any person merely because such person has, is currently having or intends to have a business relationship with one or more Members.

(c)           The obligations of the Members pursuant to this Section 8.8 are subject to the satisfaction of the following conditions:

(i)            upon the consummation of the Approved Sale, each Member shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company pursuant to the rights and preferences set forth in Section 6.1(b) (without giving any effect to Section 6.1(c)) as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority), and if a Member receives consideration from such Approved Sale in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such Member is entitled in accordance with such rights and preferences (other than customary fees that may be earned by any Affiliate of a Member as a result of such Affiliate arranging financing or providing investment banking services in connection with an Approved Sale), then such Members shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Members in accordance with such rights and preferences;

(ii)           subject to Section 8.8(c)(v) below, if any Members of a class are given an option as to the form and amount of consideration to be received, all Members will be given the same option;

(iii)          no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, and the like) and no Member shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale, to the extent such costs are incurred for the benefit of all Members, and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Member for its sole benefit will not be considered costs of the transaction hereunder), provided, that a Member’s liability for such expenses shall be capped at the total consideration received by such Member for its Membership Interests;

(iv)          no Member shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow of consideration proportionate to the amount receivable under this Section 8.8) in connection with the Approved Sale, other than those required to be made pursuant to Section 8.8(b) to other Members and those representations, warranties and indemnities concerning each Member’s valid ownership of Membership Interests, free of all Liens (excluding those arising under applicable securities laws), and each Member’s authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement to which such Member is a party or its assets are bound; and

(v)           if some or all of the consideration received in connection with the Approved Sale is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the unanimous resolution of all directors of the Board of Directors; provided, that if the Board of Directors does not or is unable to make such a determination of fair market value, such determination of fair market value shall be made by an investment banking firm of recognized national standing selected by a majority of the directors of the Board of Directors, and such firm shall be engaged and paid by the Company. The determination of fair market value by such investment banking firm (or, if such investment bank determines a range of fair market values, the mid-point of such range) shall be final and binding on all parties.

(d)           Notwithstanding anything to the contrary in this Section 8.8, if the consideration proposed to be paid to the Members in an Approved Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each Member who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act (without regard to Rule 501(a)(4)) will, at the request and election of the Members which are pursuing an Approved Sale, either (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Members or (ii) agree to accept cash in lieu of any securities such Member would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in clause (c)(v) above.

(e)           The persons initiating an Approved Sale shall have the right to require the Company to cooperate fully with potential acquirors of the Company in a prospective Drag Along Transaction by taking all customary and other actions reasonably requested by such persons or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors and making its employees reasonably available for interviews.

Section 8.9             Involuntary Transfers.  In the event of an Involuntary Transfer of any Membership Interests by a Management Member, such Management Member or his successor or transferee of Membership Interests in such Involuntary Transfer, as applicable, shall give written notice (an “Involuntary Transfer Notice”) to the Company promptly after the occurrence of the event which caused such Involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Company shall have the option for a period of 90 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase all such Membership Interests (other than any Membership Interests which may be then unvested) within such 90-day period at their fair market value. As used herein, “fair market value” means such reasonable and fair value as determined in the manner contemplated by Section 8.8(c)(v).

Section 8.10           Specific Performance. Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money the damage to the Company or the Member(s) if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article VIII, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Member(s) shall not have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against him at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article VIII, and to prevent any Disposition of Membership Interests in contravention of any terms of this Article VIII, and waives any defenses thereto, including the defenses of failure of consideration, breach of any other provision of this Agreement, and availability of relief in damages.

Section 8.11           Government Compliance.

In connection with any closing of a Disposition pursuant to this Article VIII, each of the parties to this Agreement shall use all reasonable efforts to take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals to facilitate the consummation of such Disposition, and shall use reasonable efforts to delay any closing dates pursuant to this Article VIII, to the extent required to allow any party to take such actions.

Section 8.12           Allocations Between Transferor and Transferee.  If any Disposition of a Membership Interest occurs during a Fiscal Year, Article VI shall be applied to the transferor and transferee on the basis of an interim closing of the books of the Company as of the date of such Disposition.

Section 8.13           Conversion.

(a)           In connection with any proposed Qualified IPO approved in accordance with this Agreement, the outstanding Units will be converted in accordance with this Section 8.13 into equity securities of the IPO Issuer (“IPO Securities”) of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified IPO (the “Publicly Offered Securities”).  In connection therewith, each outstanding Unit will be converted into or exchanged for IPO Securities in a transaction or series of related transactions that give effect to the provisions of Section 6.1(b) (the “IPO Exchange”) such that each holder of Units will receive IPO Securities having a value equal to the same proportion of the aggregate Pre-IPO Value that such holder would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1(b) as in effect immediately prior to such distribution assuming that the value of the IPO Issuer immediately prior to such liquidation distribution was equal to the Pre-IPO Value provided, however, that if the foregoing provisions would result in the holders of Incentive Units receiving either no or only a nominal amount of IPO Securities, then the Board of Directors, acting in good faith, shall grant to each of such holders of Incentive Units (including holders of Equity Interests of Employee Holdings), options to purchase IPO Securities that are at the time of such grant reasonably equivalent in value in the aggregate to the Incentive Units held by such holders (including holders of Equity Interests of Employee Holdings) and thereupon such Incentive Units shall be automatically canceled. If, in connection with the IPO

Exchange, the Board of Directors determines that it is advisable to have all of the Units contributed by the holders thereof in one or a series of transactions to the IPO Issuer pursuant to an agreement that provides for the exchange of Units into IPO Securities of such person (with the amount of IPO Securities to be received by each such holder being determined in accordance with this Section 8.13), each holder of Units agrees to participate in such an exchange.

(b)           Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified IPO in accordance with this Agreement, the Board of Directors shall be entitled to approve the transaction or transactions to effect the IPO Exchange in accordance with this Section 8.13 without the consent or approval of any other person (including any Member).  If the Company elects to exercise its rights under this Section 8.13, each of the Members shall (i) take such actions as may be reasonably necessary or required in connection with consummating the IPO Exchange and (ii) use commercially reasonable efforts to (x) cooperate with the other Members so that the IPO Exchange is undertaken in a tax-efficient manner and (y) if any Investor Member or its limited partners or investors has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of any such Investor Member, merge its Blocker Corporation into the IPO Issuer in a tax-free reorganization, utilize such Blocker Corporation as the IPO Issuer or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate tax on the Qualified IPO or subsequent dividend payments or sales of stock, so long as, with respect to each of clauses (x) and (y), the foregoing could not reasonably be expected to result in any costs or liabilities that are not indemnified or reimbursed by the holders of Equity Interests or Affiliates of the Blocker Corporation or other adverse effects (other than de minimis adverse effects) to the Company or any of the Members (other than to (A) the Blocker Corporation in the event that the Blocker Corporation is neither merged nor otherwise combined with the Company or the IPO Issuer nor utilized as the IPO Issuer and (B) the Investor Member or its Affiliates through which the Blocker Corporation directly or indirectly holds its interest in the Company).

(c)           Each Member shall sell any fractional IPO Securities owned by such party (after taking into account all IPO Securities held by such party) to the IPO Issuer, upon the request of the Company or the IPO Issuer in connection with or in anticipation of the consummation of a Qualified IPO, for cash consideration equal to the fair value of such fractional securities, as determined by the Board of Directors.

(d)           Notwithstanding anything to the contrary in this Section 8.13, if no registration statement covering the issuance of the IPO Securities to the Members in the IPO Exchange has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor (without regard to Rule 501(a)(4) under the Securities Act) may be required, at the request and election of the Company, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any IPO Securities such Member would otherwise receive in an amount equal to the fair value of such IPO Securities, as determined by the Board of Directors in its reasonable judgment.

Section 8.14           Repurchase and Forfeiture of Units.

(a)           Subject to the remaining provisions of this Section 8.14, the Units owned by the Management Members, including both Vested and Unvested Units and including Units transferred to any Management Member’s Permitted Transferees (collectively, the “Available Units”), are subject to repurchase as follows:

(i)            If the Management Member (or, in the case of either of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by the Company and all of its Subsidiaries by reason of death or Disability, then (A) all of such Management Member’s Unvested Units shall become Vested Units, and (B) all Vested Units and Class I Units owned by the Management Member shall be retained by such Management Member (or, in the case of the death of such Management Member, by such Management Member’s estate).

(ii)           If the Management Member (or, in the case of one of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by the Company and all of its Subsidiaries, by reason of termination without Cause, then (A) on the date the Management Member ceases to be employed by Resources and all of its Subsidiaries (the “Termination Date”), all of such Management Member’s Unvested Units shall be subject to repurchase at the Company’s option at a purchase price equal to the Management Member’s Original Cost for such Unvested Units, and (B) all of such Management Member’s Vested Units and Class I Units owned by the Management Member shall be retained by such Management Member.

(iii)          If the Management Member (or, in the case of one of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by the Company and all of its Subsidiaries, by reason of voluntary resignation (for any or no reason), then (A) on the Termination Date, all of such Management Member’s Unvested Units shall be subject to repurchase at the Company’s option at a purchase price equal to the Management Member’s Original Cost for such Unvested Units and (B) all of such Management Member’s Vested Units and Class I Units shall be subject to repurchase at the Company’s option at a purchase price equal to the Fair Market Value of such Units as of the Termination Date.

(iv)          If the Management Member (or, in the case of one of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by the Company and all of its Subsidiaries, by reason of termination for Cause, then on the Termination Date, all of such Management Member’s Unvested and Vested Units shall be subject to repurchase at the Company’s option at a purchase price equal to the Management Member’s Original Cost for such Units.

(b)           On or before the ninetieth (90th) day after the effective date of the Termination Date of a Management Member (or, in the case of the Management LLCs, Rady or Warren, as applicable) as described in the preceding subsections of this Section 8.14, the Company shall give written notice (a “Repurchase Notice”) to the holder of the Available Units of the number or amount of Available Units that have been elected to be purchased by the Company, and the Company shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of such Available Units.  The number of Available Units to be repurchased shall first be satisfied to the extent possible from the Available Units held by the Management Member at the time of delivery of the Repurchase Notice.  If the number of Available Units then held by the Management Member is less than the number of Available Units that the Company has elected to purchase, the Company shall purchase the remaining Available Units elected to be purchased from the Permitted Transferees of such Management Member under this Agreement pro rata, determined in each case according to the number of Available Units held by such Permitted Transferees at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole Unit).

(c)           The closing of the purchase of Available Units pursuant to this Section 8.14 shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice (the “Repurchase Date”).  The Company will pay for Available Units to be purchased pursuant to this Section 8.14 by delivery of either (i) a check or wire transfer of funds in such aggregate amount or (ii) a subordinated unsecured promissory note or notes payable on commercially reasonable terms; provided, however, the Board of Directors may structure the note or notes to include the following terms: (A) the principal and accrued interest will be due and payable only at the end of the term of the note or notes, (B) the term of the note or notes may mature only upon an Antero Subsidiary Disposition or a Liquidation Event and (C) the principal amount of the note may be reduced to an amount equal to the lesser of (x) the applicable purchase price for such Available Units determined in accordance with this Section 8.14 (the “Purchase Price”) and (y) the distributions, if any, that the Company would have made pursuant to Section 6.1(b) with respect to Available Units repurchased (if they had remained outstanding) during the period between the Repurchase Date and the maturity date of the note (such sum, the “Reduced Fair Market Value”), if on the date of maturity of the note, the Reduced Fair Market Value is less than the Purchase Price.  In the event the Company is, during such period, prohibited from purchasing such Available Units, including by means of issuing a promissory note, or desires for any reason not to exercise its repurchase right, then the Company shall have the right to assign such repurchase right to the Management Members, pro rata, in accordance with their Proportionate Percentages, or to such other person as the Compensation Committee, in its discretion, determines to be appropriate.  The purchasers of any Available Units hereunder will be entitled to require all of the signatures of each seller of such Available Units to be notarized and to receive representations and warranties from each such seller regarding (i) such seller’s power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Available Shares, (ii) such seller’s ownership of such Available Units and the absence of any liens, pledges, and other encumbrances on such Available Units and (iii) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

(d)           Should the Company or any of its assignees elect to exercise the repurchase rights pursuant to this Section 8.14 and any seller fails to deliver all of such Available Units to be repurchased in accordance with the terms hereof, the purchaser of such Available Units hereunder may, at its option, in addition to all other remedies it may have, deposit the repurchase price in an escrow account administered by the Company or an independent third party (to be held for the benefit of and payment over to such seller in accordance herewith), whereupon the Company shall by written notice to such seller (i) cancel on its books such Available Units by adjusting the number of Units opposite the name of such seller on Exhibit A and (ii) issue to the purchaser, in lieu thereof, new Units representing such Available Units and adjust the number of Units opposite such purchaser’s name on Exhibit A, and all of the seller’s right, title, and interest in and to such Available Units shall terminate in all respects.

(e)           In the event that Available Units are repurchased pursuant to this Section 8.14, the holders of such Available Units will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

ARTICLE IX.
DISSOLUTION, LIQUIDATION, AND TERMINATION

Section 9.1             Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a)           the approval of the Board of Directors, acting with Required Member Approval, to dissolve the Company; or

(b)           entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Section 9.2             Liquidation and Termination. On dissolution of the Company, the liquidator shall be a person selected by the Board of Directors. The liquidator shall proceed diligently to wind up the affairs of the Company at the direction of the Board of Directors and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. The steps to be accomplished by the liquidator are as follows:

(a)           As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(b)           The liquidator shall pay, satisfy or discharge from Company funds all of the debts (including debts owing to any Member), liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

(c)           To the extent that the Company has any assets remaining:

(i)            The liquidator may sell any or all Company property and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members as provided in Section 6.5; and

(ii)           With respect to all Company property that is not sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss or expense inherent in that property that has not been reflected in the Capital Accounts previously would be allocated among the Members as provided in Section 6.5 as if there were a taxable Disposition of that property for the fair market value of that property on the date of distribution.

(d)           All remaining assets shall be distributed to the Members in accordance with Section 6.1(c); provided, however, that if the Capital Accounts of the Members who hold Class I-1 or I-2 Units do not correspond to the distributions to be made to the holders of the Class I-1 or I-2 Units pursuant to Section 6.1(c) after making the allocations set forth in Section 9.2(e) below (including unrealized gains and losses as provided in the definition of Gross Asset Value), then such distributions as between the holders of Class I-1 and I-2 Units shall be made solely in proportion to their positive Capital Account balances but shall not otherwise change the amount to be distributed to any other Member or in respect of any Units held by a Member in addition to his Class I-1 or I-2 Units.

(e)           If such distributions do not correspond to the Capital Accounts of the Members immediately prior to such distributions, then Profits and Losses including individual items of income, gain, loss and deduction for the fiscal year in which the liquidation occurs shall be reallocated among the Members to cause, to the extent possible, the Members’ Capital Accounts immediately prior to such distribution to correspond to the amounts that would otherwise be distributed under Section 6.1(c).

(f)            All distributions in kind to the Members shall be valued for purposes of determining each Member’s interest therein at its fair market value at the time of such distribution, and such distributions shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination, and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 9.2.

(g)           Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term “liquidation” shall have the same meaning as set forth in Treasury Regulation Section 1.704-1(b)(2)(ii). The distribution of cash and/or property to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Member of its Capital Contribution and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

(h)           If a sale of the Company is structured as a sale of Membership Interests (whether a direct sale, a merger, an exchange of interests, or other similar transaction), the amount of the aggregate purchase price to be allocated among the Members shall be determined in a manner consistent with the amounts that would have been distributed to the Members if the Company had been liquidated in accordance with this Section 9.2 and if the total liquidating distributions with respect to all Membership Interests had equaled the aggregate purchase price being paid for all the Membership Interests.

Section 9.3             Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.

Section 9.4             Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Company shall be terminated and the Members shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 1.5, and take such other actions as may be necessary to terminate the Company.

ARTICLE X.
INDEMNIFICATION

Section 10.1           Exculpation and Power to Indemnify in Actions, Suits or Proceeding Other Than Those by or in the Right of the Company. To the maximum extent permitted by law, no Covered Person shall have any liability for any act or failure to act in fulfillment of his duties, obligations or responsibilities (other than in an action by or in the right of the Company or if brought by such Covered Person against the Company) unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person acted in bad faith, engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.  Subject to Section 10.3, the Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company or if brought by such person against the Company) by reason of the fact that he is or was a Covered Person, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding provided that such Covered Person shall not be so indemnified and held harmless if such Covered Person acted, except as may be excused by Section 4.11or Section 4.12, in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.

Section 10.2           Exculpation and Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. To the maximum extent permitted by law, no Covered Person shall have any liability for any act or failure to act in fulfillment of his duties, obligations or responsibilities in an action by or in the right of the Company or if brought by such person against the Company unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person acted in bad faith, engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful. Subject to Section 10.3, the Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such action, suit or proceeding provided that such Covered Person shall not be so indemnified and held harmless if such Covered Person acted, except as may be excused by Section 4.11 or Section 4.12, in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.

Section 10.3           Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.1 or Section 10.2. Such determination shall be made (i) by the Board of Directors, or (ii) if the Board of Directors so directs, by independent legal counsel in a written opinion, or (iii) by the Members. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or Section 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 10.4           Good Faith Defined. For purposes of any determination under Section 10.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or any Subsidiary in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any Subsidiary. The provisions of this Section 10.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 10.1 or Section 10.2, as the case may be.

Section 10.5           Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 10.3, and notwithstanding the absence of any determination thereunder, any Covered Person may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 10.1 and Section 10.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Covered Person is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 10.1 or Section 10.2, as the case may be. Neither a contrary determination in the specific case under Section 10.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Covered Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 10.5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Covered Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 10.6           Expenses Payable in Advance. Expenses incurred by a Covered Person in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article X.

Section 10.7           Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of Members or Board of Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section 10.1 and Section 10.2 shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Section 10.1 or Section 10.2 but whom the Company has the power or obligation to indemnify under the provisions of the Act or otherwise.

Section 10.8           Insurance. The Company may, at the election of the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Company, or is or was serving at the request of the Company as a Director or officer of any Subsidiary against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Article X. The amount of such insurance shall be determined by the Board of Directors as necessary to cover adequately the liabilities described above. The Board of Directors may increase such amount is it deems necessary or appropriate.

Section 10.9           Certain Definitions. For purposes of this Article X, references to “the Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, directors, officers, and employees or agents, so that any person who is or was a member, director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a member, director, officer, employee or agent of another limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “Covered Person” shall include any person serving as a Member, Director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Member, Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 10.10         Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Member, Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person and shall survive the dissolution, liquidation and termination of the Company.

Section 10.11         Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 10.5), the Company shall not be obligated to indemnify any Covered Person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Section 10.12         Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and the advancement of expenses to employees and agents of the Company similar to those conferred in this Article X to Members, Directors and officers of the Company.

Section 10.13         Severability. The provisions of this Article X are intended to comply with the Act. To the extent that any provision of this Article X authorizes or requires indemnification or the advancement of expenses contrary to the Act, the Company’s power to indemnify or advance expenses under such provision shall be limited to that permitted by the Act and any limitation required by the Act shall not affect the validity of any other provision of this Article X.

Section 10.14         Exoneration of Liability for Unlawful Distribution, Membership Interests Repurchase or Redemption. To the extent any liability is imposed upon a Director of the Company based on an unlawful distribution by the Company or an unlawful repurchase or redemption by the Company of any Units, the Director may be exonerated from such liability if such Director was absent from the meeting in which the unlawful act was approved or if such Director dissented from the authorization of such unlawful act and caused such dissent to be entered into the minutes of the meeting. If exonerated under this Section 10.14, the Director shall be entitled to contribution from the other Directors who voted for the unlawful dividend, repurchase, or redemption.

ARTICLE XI.
GENERAL PROVISIONS

Section 11.1           Notice

(a)           All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified mail, return receipt requested, or by nationally recognized overnight delivery service with proof of receipt maintained, to the following addresses (or any other address that any such party may designate by written notice to the other parties):

If to the Company:

Antero Resources LLC

1625 17th Street, Suite 300

Denver, Colorado 80202

Attn: Chief Executive Officer

If to any Member:

At his, her or its address as set forth on Exhibit A of this Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail.

(b)           Whenever any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Member at a meeting of the Members shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11.2           Joinder of Spouses. The spouses of all married Members have joined in the execution of this Agreement in order to evidence their agreement and consent to be bound by the terms and conditions hereof as to their interest, whether as community property or otherwise, if any, in the Units owned by their respective spouses.

Section 11.3           Adjustments for Unit Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Units of the Company of any class or series, or a price per Unit, or consideration received in respect of such Unit, then, upon the occurrence of any subdivision, combination, or Unit distribution of such class or series of Units, the specific number of Units or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Units of such class or series of Units by such subdivision, combination, or Unit distribution.

Section 11.4           Certain Tax Considerations. THE IMPOSITION OF THE RIGHTS OF REPURCHASE UNDER THIS AGREEMENT MAY RESULT IN ADVERSE TAX CONSEQUENCES THAT MAY BE AVOIDED OR MITIGATED BY FILING AN ELECTION UNDER CODE SECTION 83(B). SUCH ELECTION MAY BE FILED ONLY WITHIN THIRTY (30) DAYS AFTER THE DATE THE SUBJECT PROPERTY IS TRANSFERRED. THE MEMBERS SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF EXECUTING THIS AGREEMENT AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION. EACH OF THE MEMBERS ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF THE MEMBER

REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

Section 11.5           Entire Agreement; Amendments; Agreement Controls.

(a)           This Agreement, including the exhibits or schedules thereto and any agreements or documents specifically referenced herein, constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof. This Agreement together with the agreements referred to herein supersede all prior agreements among the parties with respect to the subject matter hereof. The provisions of this Agreement may only be amended, modified, waived or terminated, whether by merger, consolidation or otherwise, with the written consent of the Company and Required Member Approval; provided, however, that:

(i)            any such amendment, modification, or waiver (but not any termination) that would adversely affect the rights hereunder of any Member, in its capacity as a Member, without similarly affecting the rights hereunder of all Members of the same class, in their capacities as Members of such class, that would affect a Member’s right to exercise its preemptive rights pursuant to Section 3.4 or that would impose any material obligation on any Member, shall not be effective as to such Member without its prior written consent;

(ii)           any provisions of this Agreement setting forth any rights, preferences, restrictions and limitations applicable to the Management Units may be amended, modified or waived only with the prior written consent of Management Members holding at least 67% of the Management Units;

(iii)          Section 4.2(b), (c) and (d) may be amended, modified or waived with the prior written consent of each Investor Member that owns Units representing 7.5% or more of the outstanding Voting Units; and

(iv)          Exhibit A to this Agreement shall be deemed to be automatically amended from time to time to reflect issuances and transfers of Units made in compliance with this Agreement and the Subscription Agreement without requiring the consent of any party, and the Company will, from time to time, distribute to the Members a revised Exhibit A to reflect any such changes.

(b)           No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

(c)           No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

Section 11.6           Effect of Waiver or Consent. The failure of any person to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such person’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 11.7           Future Actions. The Company and the Members shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

Section 11.8           Binding Effect; Assignment. Subject to Article VIII, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and his respective heirs, successors, permitted assigns, and legal representatives, and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

Section 11.9           Governing Law; Service of Process; Waiver of Jury Trial.

(a)           THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(b)           Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding by the mailing of a copy thereof in the manner specified by the provisions of Section 11.1.

(c)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.10         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 11.11         Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 11.12         Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property. The Company shall hold all of its property in its own name.

Section 11.13         No Third Party Beneficiaries. Except as otherwise provided in Article X, it is the intent of the parties hereto that no third-party beneficiary rights be created or deemed to exist in favor of any person not a party to this Agreement, unless otherwise expressly agreed to in writing by the parties.

Section 11.14         Merger. The Board of Directors may cause the Company to merge with or into, or convert into, any other entity or exchange interests with any other entity without the separate vote of the Members, provided that if such merger, conversion or exchange results in the distribution of consideration to the Members that such consideration shall be allocated and distributed in accordance with Section 6.1. Any merger, conversion, or interest exchange of the Company affected in accordance with this Section 11.14 shall not be deemed to cause an assignment or other Disposition of the Membership Interests under this Agreement.

Section 11.15         Confidentiality.

(a)           The Members shall, and shall direct the directors, officers, directors, constituent partners, employees, attorneys, accountants, fiduciaries, advisers and representatives of the Members and their Affiliates that have access to confidential or proprietary information of the Company to, keep confidential and not disclose any such confidential or proprietary information, including the identities of any other Members, to any other person without the express consent of the Company, unless such (i) disclosure shall be required by applicable law, court order or administrative proceeding, (ii) information shall be generally available and known to the public, (iii) information has been rightfully received by such Member or any of its representatives or Affiliates from any person without restriction on disclosure and without breach of any obligation to the Company, its representatives, or its Affiliates or (iv) disclosure is made to such Member’s employees, attorneys, accountants, and fiduciaries who have a need to know such information and agree or have an obligation to comply with the provisions of this paragraph (a). The Company shall not disclose the identity of any Member who has so requested in writing, unless such disclosure is required by applicable law, court order or administrative proceeding or is requested by an issuer, owner, investor or financing source with respect to a particular project; provided, however, that the Company shall advise the recipient that such information should be treated confidentially.

(b)           The agreement contained in this Section 11.15 shall survive the withdrawal of any Member or any termination or dissolution of the Company.

Section 11.16         Public Announcements. The Company or any Member shall issue a press release or other public statement with respect to this Agreement or the transactions contemplated hereby only after having provided reasonable advance notice of same to the other Members; provided that in no event shall the economic terms of this Agreement or the transactions contemplated hereby be disclosed by any person, unless each Investor Member has consented in advance to such disclosure or such disclosure is required pursuant to applicable law or by order of a court of applicable jurisdiction.

Section 11.17         Counterparts. This Agreement may be executed in any number of counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first written above.

INVESTOR MEMBERS:

WP ANTERO, LLC

By:	WP Antero Holdco, LLC, its managing member

By:	WP Antero Topco, Inc., its managing member

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Vice President and Assistant Treasurer

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

YORKTOWN ENERGY PARTNERS V, L.P.

By:	Yorktown V Company LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS VI, L.P.

By:	Yorktown VI Company LP, its General Partner

By:	Yorktown VI Associates LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Manager

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP, its General Partner

By:	Yorktown VII Associates LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP, its General Partner

By:	Yorktown VIII Associates LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Manager

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

LEHMAN BROTHERS DIVERSIFIED PRIVATE EQUITY FUND 2004 PARTNERS

By:	Lehman Brothers Private Equity Advisers L.L.C., its Attorney-In-Fact

By:	/s/ Ashvin Rao
Name:	Ashvin Rao
Title:	Authorized Signatory

TRILANTIC CAPITAL PARTNERS FUND III ONSHORE ROLLOVER L.P.

By:	Trilantic Capital Management LLC,
its Investment Advisor

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Vice President

TRILANTIC CAPITAL PARTNERS AIV I L.P.

By:	Trilantic Capital Management LLC,
its Investment Advisor

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Vice President

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

TRILANTIC CAPITAL PARTNERS FUND AIV I L.P.

By:	Trilantic Capital Management LLC,
its Investment Advisor

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Vice President

TRILANTIC CAPITAL PARTNERS FUND (B) AIV I L.P.

By:	Trilantic Capital Management LLC,
its Investment Advisor

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Vice President

TCP CAPITAL PARTNERS V AIV I L.P.

By:	Trilantic Capital Management LLC,
its Subadvisor

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Vice President

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

TRILANTIC CAPITAL PARTNERS IV L.P.

By:	Trilantic Capital Partners Associates IV L.P.
its General Partner

By:	Trilantic Capital Partners Associates
MGP IV LLC, its General Partner

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Authorized Signatory

TCP CAPITAL PARTNERS VI L.P.

By:	Trilantic Capital Management LLC, its Subadvisor

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Vice President

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

TRILANTIC CAPITAL PARTNERS GROUP VI L.P.

By:	Trilantic Capital Partners Group VI GP L.P.,
its General Partner

By:	Trilantic Capital Partners Associates IV
(Parallel GP) L.P., its General Partner

By:	Trilantic Capital Partners Associates
MGP IV LLC, its General Partner

By:	/s/ Christopher R. Manning

Name:	Christopher R. Manning
Title:	Authorized Signatory

TRILANTIC CAPITAL PARTNERS FUND IV FUNDED ROLLOVER L.P.

By:	Trilantic Capital Partners Associates IV
(Parallel GP) L.P., its General Partner

By:	Trilantic Capital Partners Associates
MGP IV LLC, its General Partner

By:	/s/ Christopher R. Manning
Name:	Christopher R. Manning
Title:	Authorized Signatory

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

COLEMAN ANDREWS SP TRUST

By:	Trilantic Capital Management LLC,
its Investment Advisor, u/p/a dated 7/1/09

By:

JOHN BUSH

By:	Trilantic Capital Management LLC,
its Investment Advisor, u/p/a dated 4/10/09

By:

GARD INVESTMENT COMPANY LLC

By:	Trilantic Capital Management LLC,
its Investment Advisor, u/p/a dated 7/1/09

By:

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

HOWARD H. LEACH LIVING TRUST

By:	Trilantic Capital Management LLC,
its Investment Advisor, u/p/a dated 7/1/09

By:

STEPHEN WOLF

By:	Trilantic Capital Management LLC,
its Investment Advisor, u/p/a dated 7/1/09

By:

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

LB I GROUP INC.

By:
Name:
Title:

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

SPINDRIFT PARTNERS, L.P.

By:	Wellington Management Company, LLP, as Investment Adviser

By:
Name:	Robert J. Toner
Title:	Vice President and Counsel

SPINDRIFT INVESTORS (BERMUDA) L.P.

By:	Wellington Management Company, LLP, as Investment Adviser

By:
Name:	Robert J. Toner
Title:	Vice President and Counsel

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

GENERAL MILLS GROUP TRUST

By:
Name:	Marie Pillai
Title:	Executive Secretary, Benefit Finance Committee

GENERAL MILLS BAKERY, CONFECTIONARY, TOBACCO AND GRAIN MILLERS (AFL-CIO) HEALTH AND WELFARE PLAN

By:
Name:	Marie Pillai
Title:	Executive Secretary, Benefit Finance Committee

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By:	The Stanford Management Company

By:
Name:	Laudan Nabizadeh
Title:	Director of Real Estate and Natural Resources Investments

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

YALE UNIVERSITY

By:
Name:
Title:

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

CLTR

By:
Name:
Title:

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

INVESTOR MEMBERS (cont.):

Hall Drilling, LLC

By:	/s/ Michael T. Hall
Michael T. Hall
President

Hall & Ross Energy Partners

By:	/s/ Samuel B. Ross
Samuel B. Ross, II, its Managing General
Partner

/s/ Samuel B. Ross
Samuel B. Ross, II

/s/ Spencer B. Ross
Spencer B. Ross

/s/ Samuel B. Ross, III
Samuel B. Ross, III

/s/ Michael T. Hall
Michael T. Hall

/s/ Gregory R. Barton
Gregory R. Barton

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

Spencer B. Ross Trust

/s/ James M. Sutton
James M. Sutton, as Trustee

Tess Ross Trust

/s/ James M. Sutton
James M. Sutton, as Trustee

/s/ Charlene W. Crooks
Charlene W. Crooks

The William E. Hamb 2007 Revocable Trust

/s/ William E. Hamb
William E. Hamb, as Trustee

/s/ Terry A. Hall
Terry A. Hall

/s/ John A. Brunett
John A. Brunett

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

Glen Arden Associates

By:	/s/ John A. Staley IV
John A. Staley IV, its general partner

/s/ John A. Staley
John A. Staley IV

Crystal Roberts, L.L.C.

By:	/s/ Charles E. Roberts
Name:	Charles E. Roberts
Title:	Sole Member

/s/ Charles E. Roberts
Charles E. Roberts

/s/ John Kevin Ellis
John Kevin Ellis

/s/ Andrew R. Allphin
Andrew R. Allphin

/s/ Annalisa R. Dobbins
Annalisa R. Dobbins

/s/ Michael T. Hall, Jr.
Michael T. Hall, Jr.

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

/s/ Danny O. Morgan
Danny O. Morgan

/s/ Virginia M. Morrison
Virginia M. Morrison

/s/ Jackie L. Strickler
Jackie L. Strickler

/s/ Terry Wyckoff
Terry Wyckoff

/s/ Wanda Sue Ford
Wanda Sue Ford

/s/ James A. Fordyce
James A. Fordyce

/s/ Larry W. Reed
Larry W. Reed

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

/s/ Jodi L. Jones
Jodi L. Jones

/s/ Tim E. Neill
Tim E. Neill

/s/ Thomas E. Wince
Thomas E. Wince

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

MANAGEMENT MEMBERS:

SALISBURY INVESTMENT HOLDINGS, LLC

By:	/s/ Paul M. Rady
Name:	Paul M. Rady
Title:	Managing Member

/s/ Paul M. Rady
Paul M. Rady, Individually

CANTON INVESTMENT HOLDINGS, LLC

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren, Jr.
Title:	Managing Member

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr., Individually

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT

MANAGEMENT MEMBERS (cont.):

Steven M. Woodward

Brian A. Kuhn

Robert E. Mueller

Alvyn A. Schopp

Mark D. Mauz

Kevin J. Kilstrom

Jon Grannis

Robert S. Tucker

Timothy D. Clawson

Ivan Kawcak

SIGNATURE PAGE TO
ANTERO RESOURCES LLC
LIMITED LIABILITY COMPANY AGREEMENT